UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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HAEMONETICS CORPORATION
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

HAEMONETICS®

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Thursday, July 26, 2018
8:00 A.M. Eastern Time
400 Wood Road, Braintree, Massachusetts 02184
To Our Shareholders:
The 2018 Annual Meeting of Shareholders of Haemonetics Corporation, a Massachusetts corporation (“Haemonetics” or the “Company”), will be held on Thursday, July 26, 2018 at 8:00 A.M., Eastern Time, at the offices of the Company, 400 Wood Road, Braintree, Massachusetts 02184 for the following purposes:

1 To elect the three director nominees named in the proxy statement as Class I directors with terms expiring in 2021;
2 To approve, on an advisory basis, the compensation of our named executive officers;
3 To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2019;
4 To approve amendments to the Company’s Restated Articles of Organization and By-Laws to reduce certain super-majority voting requirements to a majority voting standard;
5 To consider a shareholder proposal to elect each director annually, if properly presented at the meeting; and
6 To transact such other business as may properly come before the meeting.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Shareholders.
We are pleased to continue utilizing the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the meeting. On or about June __, 2018, we will mail to our shareholders as of May 21, 2018, the record date for the meeting, a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2018 Annual Report to Shareholders (unless the shareholder previously requested electronic or paper delivery on an ongoing basis).
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible, you vote via the Internet or, if you have received printed proxy materials, you vote via the Internet, by telephone or by mailing your completed proxy card or voter instruction form.
By Order of the Board of Directors
Michelle L. Basil
Secretary
Braintree, Massachusetts
June __, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 26, 2018: This proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended March 31, 2018 are available at www.edocumentview.com/HAE.

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2 | 2018 Proxy Statement

PROXY STATEMENT SUMMARY

Voting Roadmap
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics (the “Board”) for use at the 2018 Annual Meeting of Shareholders to be held on Thursday, July 26, 2018 at 8:00 A.M., Eastern Time, at the registered office of the Company, 400 Wood Road, Braintree, Massachusetts 02184.
MATERIALS
On approximately June __, 2018, the Company began mailing to shareholders either this Proxy Statement or a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the "Notice") containing instructions on how to access proxy materials via the Internet and how to vote online at www.investorvote.com/HAE.
This Proxy Statement and the Company’s 2018 Annual Report to Shareholders are available at www.investorvote.com/HAE.
Shareholders who have received the Notice can request a paper copy of the proxy materials by contacting our transfer agent, Computershare Shareholder Services, PO Box 505008, Louisville, Kentucky 40233 by telephone at (866) 641-4276 or by email at investorvote@computershare.com. There is no charge to shareholders for requesting a copy of the proxy materials.
The Company’s registered office is located at 400 Wood Road, Braintree, Massachusetts, USA 02184, telephone number (781) 848-7100.
MEETING AGENDA AND VOTING RECOMMENDATIONS

Voting Items		Board Recommendation	For Further Information
1	Election of Catherine M. Burzik, Ronald G. Gelbman and Richard J. Meelia as Class I directors	FOR each director nominee	Page 8
2	Approval, on an advisory basis, of our named executive officers’ compensation	FOR	Page 17
3	Ratification of independent registered public accounting firm for fiscal 2019	FOR	Page 39
4	Approval of amendments to Restated Articles of Organization and By-Laws to reduce certain super-majority voting requirements to a majority voting standard	FOR	Page 42
5	Shareholder proposal to elect each director annually	AGAINST	Page 44
HOW TO VOTE

ONLINE	BY PHONE	BY MAIL	IN PERSON
Go to www.investorvote.com/HAE and enter the 12-digit control number provided on your proxy card or voting instruction form.
If you received a paper copy of your proxy materials by mail, call the number on your proxy card or voting instruction form. You will need the 12-digit control number provided on your proxy card or voting instruction form.
		If you received a paper copy of your proxy materials by mail, complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	See the instructions beginning on page 50 regarding how to attend and vote in person at the meeting.

www.haemonetics.com 3

Business and Financial Highlights
Haemonetics is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions to customers to help improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets, including commercial plasma collection, hospital-based diagnostics, blood and blood component collection, and devices and software products.
Fiscal 2018 was a successful year for Haemonetics as we focused on reorganizing and transforming our Company. Under the guidance of the Company’s executive leadership team, almost all of whom joined the Company in fiscal 2017, we delivered full-year revenue and earnings within our fiscal 2018 guidance. Additionally, we launched our Complexity Reduction Initiative, a strategic restructuring effort designed to improve operational performance and reduce cost, we strengthened our talent base and we received key regulatory clearances in our Plasma business. We remain committed to our strategies to compete in attractive segments, achieve leading positions in our markets and deliver superior performance. Looking ahead to fiscal 2019, as we pivot from transformation to the accelerated growth phase of our turnaround, the commercialization of our NexSys PCS offering and the pursuit of our Complexity Reduction savings are keys to our success.
Financial highlights from fiscal 2018 include:
✓ Constant currency revenue grew 1.1%
✓ Adjusted earnings per share ("EPS") increased 22%
✓ Free cash flow before restructuring and turnaround grew 43%
✓ The price per share of our common stock increased by 80%
For further details of our fiscal 2018 financial results, please see our Annual Report on Form 10-K for the year ended March 31, 2018. Constant currency revenue growth, adjusted EPS and free cash flow before restructuring and turnaround are considered “non-GAAP” financial measures under applicable SEC rules and regulations. A description of these measures and a reconciliation to the most directly comparable GAAP financial measures is provided in Appendix A to this 2018 Proxy Statement.

Governance Highlights
In accordance with the Company’s Principles of Corporate Governance, which require a director to retire at the annual meeting following his or her 72nd birthday, the Board anticipates that it will receive and accept the resignation of Susan Bartlett Foote as of the 2018 Annual Meeting of Shareholders. Accordingly, the following “Governance Highlights” are for the nine continuing directors of the Company excluding Ms. Foote, all of whom (with the exception of Christopher Simon, our President and Chief Executive Officer) are independent.
BOARD COMPOSITION SNAPSHOT

4 | 2018 Proxy Statement

BOARD MEMBERS

Name and Principal Professional Experience	Age	Director Since	Indep-endent	Committee Membership
DIRECTOR NOMINEES
Catherine M. Burzik President and CEO, CFB Interests, LLC; Former President and CEO, Kinetic Concepts, Inc.	67	2016	✓	Audit Governance and Compliance
Ronald G. Gelbman Retired Worldwide Chairman of the Pharmaceuticals, Health Systems and Diagnostics Group at Johnson & Johnson	70	2000	✓	Audit Governance and Compliance
Richard J. Meelia (Chairman) Principal, Meelia Ventures, Inc.; Retired Chairman, President and Chief Executive Officer, Covidien plc	69	2011	✓	N/A
CONTINUING DIRECTORS
Christopher Simon President and Chief Executive Officer, Haemonetics	54	2016		N/A
Robert Abernathy Retired Chairman and Chief Executive Officer, Halyard Health, Inc.	63	2017	✓	Compensation
Charles J. Dockendorff Retired Executive Vice President and Chief Financial Officer, Covidien plc	63	2014	✓	Audit
Pedro P. Granadillo Retired Senior Vice President Global Manufacturing and Human Resources, Eli Lilly and Company	71	2004	✓	Compensation Governance and Compliance
Mark W. Kroll, PhD Adjunct Full Professor, Univ. of Minnesota; Retired Senior Executive Officer, St. Jude Medical, Inc.	65	2006	✓	Compensation
Ellen M. Zane CEO Emeritus and Vice Chair of the Board of Trustees at Tufts Medical Center and Floating Hospital for Children	66	2018	✓	Compensation Governance and Compliance
 Chairperson
INDEPENDENT DIRECTOR QUALIFICATIONS
As discussed below under “Board Composition and the Director Nomination Process” (beginning on page 8), the Governance and Compliance Committee is responsible for reviewing and assessing the appropriate skills, experience and background that should be reflected in the composition of the Board. The experience, expertise and knowledge represented by the Board as a collective body allow the Board to lead Haemonetics in a manner that serves its shareholders’ interests appropriately. The Governance and Compliance Committee believes that the independent directors on our Board have an effective mix of experience, qualifications, attributes and skills that are important to our business, which include:

www.haemonetics.com 5

BOARD REFRESHMENT
The Board does not endorse arbitrary term limits on directors’ service, nor does it believe in automatic re-nomination until directors reach the mandatory retirement age. The Board and each Committee of the Board conduct an annual self-evaluation of their performance, which is an important determinant for Board refreshment. Under the Company’s Principles of Corporate Governance, directors are required to retire from the Board when they reach the age of 72, provided that a director elected to the Board prior to his or her 72nd birthday may continue to serve until the annual shareholders meeting coincident with or next following his or her 72nd birthday. On the recommendation of the Governance and Compliance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.
BEST PRACTICES
We are committed to high standards in corporate governance and creating a corporate governance environment that supports the long-term success of our Company. Our governance practices include the following:

BOARD PRACTICES
•    Our Chairman and directors (other than our CEO) are independent
•    All committees consist solely of independent directors
•    Regular executive sessions of independent directors
•    Director retirement policy at age 72
•    Board oversight of risk management and compliance

SHAREHOLDER PRACTICES
•    Transparent and active shareholder engagement
•    Annual say on pay advisory vote
•    No shareholder rights plan (i.e., a “poison pill”)
•    Director resignation policy if a director does not obtain a majority of the votes cast in an uncontested election

OTHER PRACTICES • Maintain strong executive compensation governance and pay practices (see "Strong Governance and Pay Practices" beginning on page 20)
After our 2017 Annual Meeting of Shareholders, the Board, under the leadership of the Governance and Compliance Committee, undertook a comprehensive evaluation of the Company’s corporate governance policies and practices in light of legal and regulatory requirements and evolving best practices suggested by recognized governance authorities. In fiscal 2018, our Board authorized the following corporate governance improvements recommended by our Governance and Compliance Committee:

•	Updated all Committee Charters and the Company’s Principles of Corporate Governance to improve clarity, reflect existing best practices and ensure compliance with SEC and NYSE requirements.

•	Made improvements to our Proxy Statement for the 2018 Annual Meeting of Shareholders to increase quality and readability.

•
Adopted amendments to the Company’s Articles of Organization and By-Laws to reduce certain super-majority voting requirements to a majority voting standard, subject to shareholder approval (see Item 4 beginning on page 42).

Our Board will continue to make modifications to our corporate governance policies and practices that it determines are warranted in connection with the completion of the Governance and Compliance Committee’s review.

6 | 2018 Proxy Statement

Executive Compensation Design for 2018
ELEMENTS OF TOTAL COMPENSATION
When setting compensation for our named executive officers, the Compensation Committee focuses on total direct compensation. Total direct compensation includes three major components - base salary, annual short-term incentive compensation and annual long-term incentive compensation - all of which are designed to work together to drive a complementary set of behaviors and outcomes. The following chart illustrates, for fiscal 2018, the distribution of value among the three elements of direct compensation for our Chief Executive Officer and, on average, for our other named executive officers.

CEO | **OTHER NEOs**

BASE SALARY

CEO: 15% | Other NEOs: 33%

Purpose
To compensate for individual technical and leadership competencies required for a specific position and to provide economic security.

ANNUAL SHORT-TERM INCENTIVE COMPENSATION

CEO: 15% | Other NEOs: 18%

Metrics
50% Adjusted Revenue
50% Adjusted EPS

Purpose
Focuses management on pre-set objectives each year and drives specific behaviors that foster short-term and long-term growth and profitability.

LONG-TERM INCENTIVE

CEO: 70% | Other NEOs: 49%

Metrics
50% Performance Share Units - relative TSR
25% Stock Options
25% Restricted Stock Units

Purpose
Aligns the interests of management with the interests of our shareholders in long-term growth, recognizes executives for shareholder value creation and individual contributions and promotes retention.

Cautionary Note Regarding Forward Looking Statements
Any statements contained in this Proxy Statement that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this Proxy Statement may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, and plans or objectives related to the Complexity Reduction Initiative, (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to U.S. tax reform and the share repurchase program, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in the Company’s periodic reports on file with the SEC. The Company does not undertake to update these forward-looking statements.

www.haemonetics.com 7

ITEM 1—ELECTION OF DIRECTORS
Our Board currently consists of directors divided into three classes, Class I, Class II and Class III Directors, with each class holding office for a three-year term. Catherine M. Burzik, Ronald G. Gelbman and Richard Meelia, all current Class I Directors, have been nominated by our Board for election at the 2018 Annual Meeting of Shareholders, each to serve for an additional term of three years or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. In accordance with the Company's Principles of Corporate Governance, which require a director to retire at the annual meeting next following his or her 72nd birthday (the “Retirement Policy”), The Board anticipates that it will receive Mr. Gelbman’s resignation as of the 2020 Annual Meeting of Shareholders. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected. We believe that all of the nominees will be able and willing to serve if elected. However, if any nominee should become unable for any reason or unwilling to serve, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce the number of directors.
In accordance with the Company's Retirement Policy, the Board anticipates that it will receive and accept the resignation of Susan Bartlett Foote, a Class II Director, as of the 2018 Annual Meeting of Shareholders. Accordingly, we have excluded Ms. Foote from the list of “Continuing Board Members” of the Company (beginning on page 10).

Our Board unanimously recommends that you vote FOR the nominees listed below. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the meeting will be elected as directors. However, under a policy adopted by the Board, in an uncontested election, any nominee for director who does not receive the favorable vote of at least a majority of the votes cast with respect to such director is required to tender his or her resignation to the Board, which will consider whether to accept the resignation. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. The persons named in the accompanying proxy will vote all duly submitted proxies FOR the nominees listed below unless instructed otherwise.

Haemonetics Board of Directors
BOARD COMPOSITION AND THE DIRECTOR NOMINATION PROCESS
The Governance and Compliance Committee is responsible for reviewing and assessing the appropriate skills, experience, and background required for the Board. Because our business operates in regulated healthcare markets around the globe and encompasses research, manufacturing, and marketing functions that are subject to technological and market changes, the skills, experience, and background that are needed are diverse.
While the priority and emphasis of each factor changes from time to time to take into account the current needs of the Company, the aim is to have a diverse portfolio of talents and backgrounds, including diversity with respect to age, gender and ethnicity, judgment and experience in aspects of business or technology relevant to the Company’s business. The Governance and Compliance Committee and the Board review and assess the importance of these factors as part of the Board’s annual self-evaluation process, and the Governance and Compliance Committee at least annually reviews and reports to the Board on what skills and characteristics it believes are reflected in the then-current directors and what additional qualifications should be sought in new directors to augment the skills and expertise on the Board. These steps are intended to ensure that the Company continues to create and sustain a Board that can support and effectively oversee the Company’s business.
Although the Board has not adopted any absolute prerequisites for director nominations, the Governance and Compliance Committee considers the following minimum criteria when identifying director nominees:

Background	Qualifications
His or her skills, experience and acumen match the Company's needs and the current state of its markets	His or her independence from management, as defined under SEC and New York Stock Exchange rules
His or her integrity, independence, diversity of experience, leadership and ability to exercise sound judgment	His or her contemporaneous service on other public company Boards of Directors and related committees
His or her knowledge of the healthcare sector and the markets in which the Company participates	His or her ability to participate fully in Board activities and represent the Company's stakeholders

8 | 2018 Proxy Statement

In the case of current directors being considered for re-nomination, the Governance and Compliance Committee will also take into consideration the director’s history of attendance at Board and committee meetings, tenure as a member of the Board, and preparation for and participation in such meetings.

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DIRECTOR NOMINEES
CLASS I DIRECTORS – PRESENT TERMS EXPIRING IN 2018 AND PROPOSED TERMS EXPIRING IN 2021

Independent Age: 67 Other Public Co. Board Service: Becton, Dickinson and Company (NYSE: BDX)	CATHERINE M. BURZIK President and CEO, CFB Interests, LLC; Former President and CEO, Kinetic Concepts, Inc.

Ms. Burzik joined our Board in 2016 and is a member of both the Audit Committee and the Governance and Compliance Committee. Ms.Burzik is currently President and Chief Executive Officer of CFB Interests, LLC. From 2013 to 2017, Ms. Burzik was also a general partner at Targeted Technology, an early stage venture capital firm focused on medical device, life sciences and biotech investments. Ms. Burzik previously served as President and Chief Executive Officer of Kinetic Concepts, Inc., a leading medical device company specializing in the fields of woundcare and regenerative medicine, from 2005 until the Company’s sale in 2012. Prior to joining Kinetic Concepts, Inc., Ms. Burzik’s leadership experience included serving as President of Applied Biosystems and holding senior executive positions at Eastman Kodak and Johnson & Johnson, including Chief Executive Officer and President of Kodak Health Imaging Systems and President of Ortho-Clinical Diagnostics, Inc., a Johnson & Johnson company. In addition to her public company board service, Ms. Burzik is a member of the Board of Directors of Xenex Disinfection Services, LLC and is Chairperson of the Boards of Directors of the American College of Wound Healing and Tissue Repair and of StemBioSys, Inc.
Skills and Qualifications:
Ms. Burzik is a widely known and respected healthcare industry leader, having successfully led major medical device, diagnostic imaging and life science businesses. Ms. Burzik brings to the Board many years of leadership experience in strategic planning, international operations and financial management.

Independent Age: 70	RONALD G. GELBMAN Retired Worldwide Chairman of the Pharmaceuticals, Health Systems and Diagnostics Group at Johnson & Johnson

Mr. Gelbman joined our Board in 2000 and is Chairman of the Governance and Compliance Committee and a member of the Audit Committee. He served as Interim Chief Executive Officer of the Company from September 2015 until May 2016. Mr. Gelbman retired from Johnson & Johnson, a global healthcare company, in April 2000, after serving in a variety of senior executive roles, including as a member of the executive committee and as Worldwide Chairman of the Pharmaceuticals, Health Systems and Diagnostics Group, where his responsibilities included the pharmaceutical companies Ortho-McNeil Pharmaceutical, Janssen Pharmaceutica, Ortho Biotech and Janssen-Cilag as well as the Janssen Research Foundation and Pharmaceutical Research Institute. Additionally, he was responsible for Johnson & Johnson Health Care Systems, LifeScan, Ortho-Clinical Diagnostics and Therakos. Mr. Gelbman began his career with Johnson & Johnson in 1972. He is currently a member of the SunTrust Southwest Florida Board of Advisors.
Skills and Qualifications:
Mr. Gelbman’s many years of executive experience at a global healthcare company enables him to bring to our Board significant management expertise and leadership experience, including in operational and financial matters. His long tenure as a director of the Company, as well as his experience as Interim Chief Executive Officer of the Company, have allowed him to develop an in-depth understanding of our business.

Independent Chairman Age: 69 Other Public Co. Board Service: ConforMIS Inc. (NASDAQ: CFMS); Apollo Endosurgery, Inc. (NASDAQ: APEN)	RICHARD J. MEELIA Principal, Meelia Ventures, Inc.; Retired Chairman, President and CEO, Covidien plc

Mr. Meelia joined our Board and assumed the role of Chairman in 2011. Mr. Meelia is currently a principal of Meelia Ventures, LLC, a private equity firm focused on early stage healthcare companies. From July 2007 until his retirement in July 2011, Mr. Meelia served as Chairman, President, and Chief Executive Officer of Covidien plc, a global healthcare products company, following its separation from Tyco International in June 2007. Prior to that separation, Mr. Meelia served in a variety of senior leadership roles, including Chief Executive Officer and President of Tyco Healthcare. Mr. Meelia joined Kendall Healthcare Products Company, the foundation of both the Tyco Healthcare Business and Covidien, as Group President in 1991. Earlier in his career, Mr. Meelia served as President of Infusaid, a $30 million division of Pfizer, and as Vice President of Sales and Marketing at the Pharmaseal and McGaw divisions of American Hospital Supply. Mr. Meelia previously served on the Company’s Board from 2005 to 2009. In addition to his public company board service, Mr. Meelia is a member of the Board of Trustees of St. Anselm College and serves on the Board of Por Christo, a non-profit charitable medical service organization for at-risk women and children in Latin America.
Skills and Qualifications:
Having served as President and Chief Executive Officer of a large global healthcare products company and having a long and decorated career in the healthcare industry, Mr. Meelia provides the Board many years of leadership experience in the global healthcare industry, including expertise in strategic planning, market development and international operations.

10 | 2018 Proxy Statement

CONTINUING BOARD MEMBERS
CLASS II DIRECTORS – PRESENT TERMS EXPIRING IN 2019

Independent Age: 71 Other Public Co. Board Service: Rocket Pharmaceuticals, Inc. (NASDAQ: RCKT)	PEDRO P. GRANADILLO Retired Senior Vice President Global Manufacturing and Human Resources, Eli Lilly and Company

Mr. Granadillo joined our Board in 2004 and is Chairman of the Compensation Committee and a member of the Governance and Compliance Committee. Mr. Granadillo retired from Eli Lilly and Company, a global pharmaceutical company, in 2004 after 34 years of dedicated service, including 13 years in Europe. Mr. Granadillo held several senior leadership roles at Eli Lily and Company, including as a member of the executive committee and as a Senior Vice President with world-wide responsibility for manufacturing, quality and human resources. In addition to his current public company board service, Mr. Granadillo previously served as a director and chairman of the compensation committees of NPS Pharmaceuticals and Dendreon Corporation and as a director of Nile Therapeutics, Inc.
Skills and Qualifications:
Mr. Granadillo is a highly-respected pharmaceutical industry leader with extensive experience in corporate management. Having served as a global executive of a large pharmaceutical company, he brings to the Board, many years of leadership experience in manufacturing operations, quality assurance and human resources.

Independent Age: 65 Other Public Co. Board Service: Axon Enterprise, Inc., (NASDAQ: AAXN)	MARK W. KROLL, PhD Adjunct Full Professor of Biomedical Engineering, University of Minnesota; Retired Senior Executive Officer, St. Jude Medical, Inc.

Dr. Kroll joined our Board in 2006 and is a member of the Compensation Committee. He currently serves as an Adjunct Full Professor of Biomedical Engineering at the University of Minnesota. From 1995 until his retirement in 2005, Dr. Kroll held a variety of executive leadership positions at St. Judge Medical, Inc., a global medical device company, including as Senior Vice President and Chief Technology Officer for the Cardiac Rhythm Management division and as Vice President of the Tachycardia Business division. Dr. Kroll has more than 25 years’ experience with cardiovascular devices and instrumentation and is the named inventor of more than 350 U.S. patents as well as numerous international patents. He is a fellow of the American College of Cardiology, Heart Rhythm Society, Institute of Electronics and Electrical Engineering and the American Institute for Medicine and Biology in Engineering. In 2010, Dr. Kroll was awarded the Career Achievement Award in Biomedical Engineering, among the highest international awards in biomedical engineering.
Skills and Qualifications:
Dr. Kroll is a well-known pioneer in the field of electrical medical devices and a distinguished technology expert throughout the global medical device industry. He brings to the Board extensive expertise in the areas of medical innovation and technology.

Independent Age: 66 Other Public Co. Board Service: Boston Scientific Corp. (NYSE: BSX); Brooks Automation, Inc. (NASDAQ: BRKS)	ELLEN M. ZANE CEO Emeritus and Vice Chair of the Board of Trustees of Tufts Medical Center and Floating Hospital for Children

Ms. Zane joined our Board in January 2018 and is a member of both the Governance and Compliance Committee and the Compensation Committee. Ms. Zane currently serves as Vice Chair of the Board of Trustees of Tufts Medical Center and Floating Hospital for Children in Boston, Massachusetts, where she served as President and Chief Executive Officer from 2004 to 2011. Prior to 2004, Ms. Zane served as Network President for Partners Healthcare System, a physician/hospital network sponsored by the Harvard-affiliated Massachusetts General Hospital and Brigham and Women's Hospital. Ms. Zane also previously served as Chief Executive Officer of Quincy Hospital in Quincy, Massachusetts. In addition to her public company board service, Ms. Zane is a member of the Board of Directors at Fiduciary Trust Company, a privately owned wealth management company, AgNovos Healthcare, LLC, a private held-medical device company focused on bone health, and nThrive, a Georgia-based private equity held company involved with healthcare revenue cycle management. Ms. Zane has previously served as a director of Century Capital Management, Parexel International Corporation, Lincare Holdings Inc., Press Ganey Holdings. Ms. Zane previously served on the Company's Board from 2012 to 2016.
Skills and Qualifications:
Ms. Zane is a nationally renowned healthcare leader who provides the Board with extensive functional and leadership experience in the delivery of healthcare and hospital administration in the United States.

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CLASS III DIRECTORS – PRESENT TERMS EXPIRING IN 2020

Age: 54	CHRISTOPHER SIMON President and Chief Executive Officer, Haemonetics Corporation

Mr. Simon is President and Chief Executive Officer of the Company. He joined Haemonetics and our Board in May 2016. Mr. Simon previously served as a Senior Partner of McKinsey & Company where he led the Global Medical Products Practice. Mr. Simon was a consultant with McKinsey & Company beginning in 1993 and was the Lead Partner for McKinsey & Company’s strategy review with Haemonetics that launched in October, 2015, where he gained invaluable insights into the Company’s business and markets. Together with management and the Board, he was the co-architect of the strategic plan that the Company is now implementing. Prior to his career at McKinsey, Mr. Simon served in commercial roles with Baxter Healthcare Corporation and as a U.S. Army Infantry Officer in Korea with the 1st Ranger Battalion. Mr. Simon earned a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania and an MBA from Harvard Business School.
Skills and Qualifications:
As President and Chief Executive Officer and current director of the Company, Mr. Simon provides the Board with an intensive understanding of the Company’s business and products. Mr. Simon brings to the Board more than 20 years’ experience in helping businesses transform and grow.

Independent Age: 63 Other Public Co. Board Service: Boston Scientific Corporation (NYSE: BSX); Hologic, Inc. (NASDAQ: HOLX); Keysight Technologies, Inc. (NYSE: KEYS)	CHARLES J. DOCKENDORFF Retired Executive Vice President and Chief Financial Officer at Covidien plc

Mr. Dockendorff joined our Board in 2014 and is Chairman of the Audit Committee. Mr. Dockendorff served as Executive Vice President and Chief Financial Officer of Covidien plc, a global healthcare company, and its predecessor, Tyco Healthcare, from 1995 until his retirement in 2015. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller five years later. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco, Inc. and Infrared Industries, Inc. Earlier in his career, Mr. Dockendorff worked as an accountant for Arthur Young & Company (now Ernst & Young LLP) and the General Motors Corporation.
Skills and Qualifications:
Mr. Dockendorff is a highly-respected healthcare industry leader with extensive experience in finance and corporate management. As a retired Chief Financial Officer of a large global healthcare products company, Mr. Dockendorff brings to the Board many years of leadership experience in accounting and financial management and planning.

Independent Age: 63 Other Public Co. Board Service: PolyOne Corporation (NYSE: POL)	ROBERT ABERNATHY Retired Chairman and Chief Executive Officer of Halyard Health, Inc.

Mr. Abernathy joined our Board in October 2017 and is a member of the Compensation Committee. Mr. Abernathy served as a Chairman and Chief Executive Officer of Halyard Health Inc., a medical technology company and spin-off from Kimberly-Clark, from October 2014 until his retirement in June 2017 (he continued as Chairman until September 2017). Mr. Abernathy joined Kimberly-Clark, a global personal care products company, in 1982 and held numerous roles of increasing responsibility, including President of Kimberly-Clark’s Global Health Care business, Group President, Developing & Emerging Markets, Managing Director, Kimberly-Clark Australia and President, North Atlantic Consumer Products. In addition to his current public company board service, Mr. Abernathy previously served as a director of Halyard Health, Inc. and RadioShack Corp.
Skills and Qualifications:
Mr. Abernathy brings to the Board extensive leadership experience in the healthcare industry and in international operations, with in-depth knowledge and insight on the needs of healthcare providers and patients.

12 | 2018 Proxy Statement

IDENTIFYING NEW DIRECTORS
The Company’s nomination process for new Board members is as follows:

ASSESS BOARD NEEDS ▼	The Governance and Compliance Committee or other Board member identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board.
IDENTIFY CANDIDATES ▼
The Governance and Compliance Committee initiates a search seeking input from Board members and senior management and hiring a search firm, if necessary. The Governance and Compliance Committee also considers recommendations for nominees for directorships submitted by shareholders.

EVALUATE POTENTIAL CANDIDATES ▼
An initial list of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board is identified and presented to the Governance and Compliance Committee, which evaluates the candidates.

INTERVIEW CANDIDATES ▼
The Chairman of the Board, the Chairman of the Governance and Compliance Committee, the Chief Executive Officer, and at least one other member of the Governance and Compliance Committee interview top candidates.

RECOMMEND CANDIDATES FOR BOARD REVIEW ▼	The Governance and Compliance Committee seeks the entire Board’s endorsement of the final candidate and makes a recommendation to the Board regarding the election of the candidate.
NOMINATION AND ELECTION	The final candidate is nominated by the Board for shareholder election or election by the Board to fill a vacancy.
The Governance and Compliance Committee reviews and evaluates all director nominations in the same manner and in accordance with the Company’s By-Laws. Shareholders who wish to submit candidates for consideration as nominees may submit a letter and resume to our Corporate Secretary at the Company’s registered office located at 400 Wood Road, Braintree, Massachusetts 02184.

Board’s Role and Responsibilities
OVERVIEW
The Board oversees, directs and counsels senior management in conducting the business in the long-term interests of the Company and the shareholders. The Board’s responsibilities include:

•	Reviewing and approving the Company’s financial and strategic objectives, operating plans and significant actions, including mergers and acquisitions;

•	Overseeing the conduct of the business and compliance with applicable laws and ethical standards;

•	Overseeing the processes that maintain the integrity of our financial statements and public disclosures;

•	Selecting, evaluating and determining the compensation of senior management, including the Chief Executive Officer; and

•	Developing succession plans for the position of Chief Executive Officer and supervising senior management succession plans.
THE BOARD’S ROLE IN RISK MANAGEMENT
The Board is responsible for oversight of the Company’s risk management, while the Company’s management is responsible for risk management on a day-to-day basis. The Board focuses on the quality and scope of the Company’s risk management strategies, considers the most significant areas of risk inherent in the Company’s business strategies and operations, and ensures that appropriate risk mitigation programs are implemented by management.
In addition to the full Board’s oversight of the Company’s risk management, Board committees consider discrete categories of risk relating to their respective areas of responsibility, including with respect to cybersecurity. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
The Board also requires senior management to be responsible for day-to-day risk management. The President and Chief Executive Officer has overall responsibility for the Company’s risk management approach. This responsibility also includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Company’s internal audit function, which reports directly to the Audit Committee of the Board, serves as the primary monitoring and testing function for compliance with company-wide policies and procedures.
The Company believes that the division of risk management responsibilities described above constitutes an effective program for addressing the risks inherent in the operation of the Company and the achievement of its business objectives.
THE BOARD’S ROLE IN MANAGEMENT SUCCESSION PLANNING
Pursuant to our Principles of Corporate Governance, the Board also plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and their potential to succeed him. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior management positions.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board considers shareholder perspectives, as well as the interests of all stakeholders, when overseeing company strategy, formulating governance practices and designing compensation programs. Interested parties and shareholders may communicate with the Board, or the non-management directors as a group, or any individual director by sending communications to the attention of our Corporate Secretary, who will forward such communications to the appropriate recipients. Communications may also be sent via the Investor Relations page on the Company’s website: www.haemonetics.com.

Board Leadership Structure
STRUCTURE OF THE BOARD OF DIRECTORS
The Board currently has ten members, nine of whom are independent, including the Chairman of the Board. The independent directors are organized into three standing committees: the Audit Committee, the Compensation Committee and the Governance and Compliance Committee. This past year, leadership was provided by the Chairman of the Board, Richard J. Meelia.
We believe that having separate individuals serving in the roles of Chairman and Chief Executive Officer is appropriate for the Company at this time in recognition of the different responsibilities of each position and to foster independent leadership of our Board. This structure allows the Chief Executive Officer to focus on the day-to-day leadership of the Company and its operations and the Chairman to focus on leadership of the Board, while both individuals provide direction and guidance on strategic initiatives.
BOARD INDEPENDENCE
The Board has determined that each director who has served during fiscal 2018, with the exception of Mr. Simon, had no material relationship with the Company and is independent within the meaning of the SEC and the New York Stock Exchange director independence standards in effect. In making this determination, the Board considered information provided by each director and by the Company with regard to each director’s business and personal activities as they relate to the Company and its management.
EXECUTIVE SESSIONS AND MEETINGS OF THE BOARD
Executive sessions of the non-management directors were held during each the Board’s regular quarterly meetings at such special meetings of the Board as requested by the independent directors. During fiscal 2018, our Chairman, Richard J. Meelia, presided over all such executive sessions. The Board and its Committees met as follows during our last fiscal year:

	Board of Directors	Compensation Committee	Audit Committee	Governance and Compliance Committee
Regular Meetings	4	4	4	4
Special Meetings via Teleconference	4	4	6	0
Total Number of Meetings	8	8	10	4
In fiscal 2018, each of the directors attended at least 75% of the total number of meetings of the full Board held while he or she was a director and the meetings held by Committees of the Board on which he or she served.
All directors are strongly encouraged to attend each Annual Meeting of Shareholders. All of the directors serving on the Company’s Board at the time of the 2017 Annual Meeting of Shareholders attended the 2017 Annual Meeting of Shareholders.

www.haemonetics.com 13

COMMITTEES OF THE BOARD
The Board maintains three standing Committees: Audit, Compensation and Governance and Compliance. The Board has determined that all members of our standing committees have no material relationship with the Company and are independent within the meaning of the SEC’s and the New York Stock Exchange’s director independence standards.
The Board has also determined that the service by Charles J. Dockendorff on the audit committees of three other public companies will not impair his ability to effectively serve on our Audit Committee and that our shareholders will benefit from Mr. Dockendorff’s extensive experience as a Chief Financial Officer and audit committee member at multi-national healthcare companies.

COMPENSATION COMMITTEE
Members	Key Responsibilities
Pedro P. Granadillo (Chair) Robert Abernathy Susan Bartlett Foote Mark W. Kroll, PhD Ellen M. Zane
•    Fulfill requirements of the Committee Charter
•    Evaluate and approve compensation philosophy, plans, policies and incentive targets
•    Set competitive short and long-term cash compensation elements
•    Determine the extent to which short and long-term performance goals have been achieved
•    Set executive benefits and perquisites
•    Determine CEO compensation with Board ratification
•    Review and approve recommendations of the CEO with regard to other Named Executive Officer compensation
•    Engage with shareholders on compensation policy
•    Approve peer group and appropriate benchmarking indices

AUDIT COMMITTEE
Members	Key Responsibilities
Charles J. Dockendorff (Chair) Catherine M. Burzik Ronald G. Gelbman
•    Oversee financial reporting and disclosure practices including:
-    Oversee internal controls and the internal audit function and processes for monitoring compliance by the Company with Company policies
-    Select, replace and determine the compensation of the independent registered public accounting firm
•    Review the scope of the annual audit and its results
-    Review with the Company’s independent registered public accounting firm
•    Review various matters relating to risk assessment and remediation

GOVERNANCE AND COMPLIANCE COMMITTEE
Members	Key Responsibilities
Ronald G. Gelbman (Chair) Catherine M. Burzik Susan Bartlett Foote Pedro P. Granadillo Ellen M. Zane
•    Consider recommendations for director nominees
•    Recommend director nominees for election
•    Oversee the Company’s compliance programs
•    Oversee the Company's risk mitigation programs related to IT systems and cybersecurity
•    Recommend corporate governance principles
•    Recommend changes to Board compensation
•    Ensure that directors receive orientation and continuing education as needed

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended March 31, 2018, the members of the Compensation Committee were Pedro P. Granadillo, Robert Abernathy, Susan Bartlett Foote, Mark W. Kroll, PhD and Ellen M. Zane. During fiscal 2018, no member of the Compensation Committee was an executive officer or employee, or former executive officer or employee, of the Company or any of its subsidiaries. None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

14 | 2018 Proxy Statement

Board Policies and Processes
TRANSACTIONS WITH RELATED PERSONS
The Board has adopted a written policy and procedures for the disclosure, review, approval or ratification of any transaction in which the Company or one of its subsidiaries is a participant and in which any “related person” (director, executive officer or their immediate family members, or shareholders owning 5% or more of the Company’s outstanding stock) has a direct or indirect material interest. The policy requires that transactions involving a related person be reviewed and approved in advance. The Board reviews the transaction in light of the best interests of the Company and determines whether or not to approve the transaction. The policy requires that executive officers and directors of the Company report proposed related party transactions to the Company’s General Counsel, who will bring the proposed transaction to the attention of the Board. The Company is not aware of any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC since the beginning of fiscal 2018, nor is the Company aware of any instances during the period in which the foregoing policies and procedures required review, approval or ratification of such transaction but for which such policies and procedures were not followed.
CODE OF CONDUCT, GOVERNANCE PRINCIPLES AND BOARD MATTERS
The Company’s Code of Business Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of the Company. The Company’s Code of Business Conduct, Principles of Corporate Governance and the charters of the Audit Committee, the Compensation Committee and the Governance and Compliance Committee may be viewed on the Investor Relations page on the Company’s website at www.haemonetics.com and printed copies can be obtained by contacting the Secretary of the Company at the Company’s registered office located at 400 Wood Road, Braintree, Massachusetts, 02184.

Directors’ Compensation
PROCESS FOR DETERMINING DIRECTOR COMPENSATION
We seek to offer our directors compensation that is consistent with other companies of our revenue, industry and operational scope. The Governance and Compliance Committee, with input from the Compensation Committee and its compensation consultant, is responsible for reviewing and recommending to the Board any changes to director compensation. The Governance and Compliance Committee conducts a competitive analysis annually to determine the appropriate level of director compensation.
Directors receive a $55,000 annual retainer with an additional $10,000 meeting retainer which covers attendance at up to eight Board meetings. If the Board meets more than eight times per year, each director receives $2,000 for each additional live meeting and $750 for each additional telephonic meeting. The Chairman of the Board receives an annual retainer of $250,000 in place of the standard Board retainer and meeting fees.
The Committee Chairs are paid an additional retainer as follows: Audit Committee Chair $20,000; Compensation Committee Chair $15,000; and Governance and Compliance Committee Chair $10,000. For attendance at Committee meetings, members of the Audit Committee are paid $12,000 for attending up to 12 meetings per year, members of the Compensation Committee are paid $9,000 for up to eight meetings per year, and members of the Governance and Compliance Committee are paid $6,000 for up to eight meetings per year.
Each non-employee director is eligible to receive an annual equity grant with an approximate value of $170,000. The grant is in the form of restricted stock units which vest on the first anniversary of grant. Directors elected outside of the Annual Meeting of Shareholders receive a prorated annual equity award based on the number of days to be served from their date of election through the first anniversary of the last Annual Meeting of Shareholders.
Compensation for all non-employees members of the Board in fiscal 2018 is detailed in the following table.

www.haemonetics.com 15

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR ENDED MARCH 31, 2018
The following table sets forth the compensation paid to our non-employee directors for service on our Board during fiscal 2018. Compensation for Christopher Simon, our President and Chief Executive Officer, is set forth in the Summary Compensation Table beginning on page 33. Mr. Simon does not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Robert Abernathy(2)	$33,747	$131,763	$165,510
Catherine M. Burzik	$77,000	$170,000	$247,000
Charles J. Dockendorff	$97,000	$170,000	$267,000
Susan Bartlett Foote	$80,000	$170,000	$250,000
Ronald G. Gelbman	$93,000	$170,000	$263,000
Pedro P. Granadillo	$95,000	$170,000	$265,000
Mark W. Kroll, PhD	$74,000	$170,000	$244,000
Richard J. Meelia	$250,000	$170,000	$420,000
Ronald L. Merriman(3)	$24,900	$—	$24,900
Ellen M. Zane(4)	$14,725	$85,684	$100,409

(1)
Represents the aggregate grant date fair value for such awards calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 16 to our financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018. See “Director Outstanding Equity Award Table for Fiscal Year Ended March 31, 2018” below for a description of the number of unvested restricted stock units and unexercised options held by each director.

(2)	Mr. Abernathy received a prorated restricted stock unit award when joining the Board on October 17, 2017.

(3)
Mr. Merriman retired from our Board as of the 2017 Annual Meeting of Shareholders, and therefore, did not receive the annual equity award granted to directors following the 2017 Annual Meeting of Shareholders.

(4)	Ms. Zane received a prorated restricted stock unit award when joining the Board on January 24, 2018.
DIRECTOR OUTSTANDING EQUITY AWARD TABLE FOR FISCAL YEAR ENDED MARCH 31, 2018
The following table sets forth the aggregate number of Stock Awards (representing unvested restricted stock units, or RSUs) and Option Awards (representing unexercised option awards, all of which are exercisable) held at March 31, 2018 by each person then serving as a director.

Name	Unvested Stock Awards (RSUs) (#)	Unexercised Option Awards (#)
Robert Abernathy	2,909	—
Catherine M. Burzik	4,329	—
Charles J. Dockendorff	4,329	12,180
Susan Bartlett Foote	4,329	—
Ronald G. Gelbman	4,329	25,122
Pedro P. Granadillo	4,329	25,122
Mark W. Kroll, PhD	4,329	25,122
Richard J. Meelia	4,329	25,122
Ronald L. Merriman	—	—
Ellen M. Zane	1,301	—

16 | 2018 Proxy Statement

ITEM 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in the “Compensation Discussion and Analysis” beginning on page 19, our executive compensation programs aim to be competitive with our peers and aligned with our business strategy and corporate objectives. Our compensation philosophy emphasizes a pay for performance culture focused on the long-term interests of our shareholders. We believe that this alignment between executive compensation and shareholder interests will drive corporate performance over time. The Company’s management has embraced our performance culture and the Company, through their leadership, delivered strong operating performance in fiscal 2018. Additionally, the Company maintains strong governance and pay practices, including a robust share ownership program for directors and management, clawback policies that apply to short-term cash awards and long-term equity awards, “double trigger” change in control benefits and performance of an annual compensation risk assessment by our Compensation Committee.
Each year, we take into account the result of the “say-on-pay” vote cast by our shareholders. At our 2017 Annual Meeting of Shareholders, approximately 99% of voting shares supported our 2017 executive compensation program. Our Compensation Committee continually evaluates the design and direction of our compensation structure. In response to shareholder feedback in fiscal 2015, the Compensation Committee modified our equity compensation program by (i) granting performance shares units, or PSUs, based on relative total shareholder return and (ii) reducing the relative amount of non-qualified stock options and time-based restricted stock units, or RSUs, in favor of PSUs. The Committee believes this represents current best practice in aligning performance and compensation of our Named Executive Officers.
Shareholders are urged to read our Compensation Discussion Analysis, beginning on page 19, and the section entitled “Executive Compensation Tables” beginning on page 33 for additional details about our executive compensation programs, including information about the fiscal 2018 compensation of our Named Executive Officers.
We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our Named Executive Officers described in this Proxy Statement. To that end, we ask our shareholders to vote FOR the following resolution at the meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section, the related executive compensation tables and the related narrative executive compensation disclosures contained in this Proxy Statement.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board values the opinions of our shareholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and the Company’s executive compensation principles, policies and procedures.

The Board recommends that shareholders vote, in an advisory manner, FOR the resolution set forth above. Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the meeting. Abstentions and broker “non-votes” will not have any effect on this proposal. Management proxy holders will vote all duly submitted proxies FOR approval unless instructed otherwise.

www.haemonetics.com 17

Executive Officers
Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names and ages of our executive officers, along with certain biographical information for all but Christopher Simon, our President and Chief Executive Officer. For Mr. Simon’s biographical information, please see page 11.
Mr. Burke, age 50, joined the Company as Executive Vice President, Chief Financial Officer in August 2016. From July 2014 to July 2016, Mr. Burke served as Chief Integration Officer and Vice President, Integration for Medtronic, plc, a global healthcare products company and was a member of its Executive Committee. In that role, Mr. Burke was responsible for ensuring the successful integration of Medtronic with Covidien plc, a global healthcare company, following its acquisition by Medtronic. Prior to joining Medtronic, Mr. Burke spent more than 20 years in finance and business development leadership roles at Covidien, including Chief Financial Officer for Covidien Europe based in Zurich, Vice President of Corporate Strategy and Portfolio Management and Vice President of Financial Planning and Analysis. Previously, Mr. Burke also held key positions within Tyco Healthcare, including the Financial Controller of Valleylab, Managing Director of the Covidien Group in Switzerland and International Controller. He began his career as an auditor with KPMG. Bill received a Bachelor of Science degree in Business Administration from Bryant College.
Ms. Basil, age 46, joined the Company in March 2017 as Executive Vice President, General Counsel. Ms. Basil was previously a Partner and Chair of the Life Sciences Practice Group at Nutter, McClennen & Fish LLP, a Boston-based law firm, where she practiced from September 1997 to March 2017. Ms. Basil focused her practice on corporate and securities law, including mergers and acquisitions, strategic partnerships and corporate governance matters, and represented both public and private companies, principally in the life sciences and medical technology industries. Ms. Basil is a member of the Board of Directors of the Massachusetts Medical Device Industry Council (MassMEDIC). She is admitted to the bar in Massachusetts and holds both a Bachelor of Arts and a Juris Doctor from the University of California at Berkeley.
Dr. Bolorforosh, age 56, joined the Company in May 2018 as Executive Vice President, Chief Technology Officer. Dr. Bolorforosh previously served as President, Ultrasound, at Siemens Healthcare from June 2015 to December 2017, where he was responsible for rebuilding the division’s product portfolio, improving sales and distribution capabilities and optimizing go-to-market strategies globally. From May 2014 to June 2015, Dr. Bolorforosh served as Vice President and General Manager of Intensive Insulin Delivery, Vice President of Research and Development and Chief Technology Officer for Medtronic's Diabetes division, where he led P&L as well as technology and product development. From June 2004 to May 2014, Dr. Bolorforosh held positions of increasing responsibility at General Electric's Ultrasound division, including most recently from January 2013 to May 2014 as Vice President and Global General Manager, Ultrasound Growth and Strategy, where he led the growth and strategy for the company’s ulstrasound business. Dr. Bolorforosh received a Bachelor of Science degree in Electrical and Electronic Engineering from Cardiff University, University of Wales and obtained his PhD in Electrical Engineering from King’s College London.
Mr. Ryding, age 57, joined the Company as Executive Vice President, Global Operations in September 2015. Mr. Ryding has over 30 years of experience in leading global manufacturing operations and supply chain organizations in regulated environments within the aerospace and medical device industries. From August 2012 to September 2015, Mr. Ryding served as Senior Vice President, Devices at Hospira, a global provider of injectable drugs and infusion technologies, where he led strategic and quality and compliance initiatives for the company's approximately $1 billion device business. From September 2008 to August 2012, Mr. Ryding served as Executive Vice President of Global Operations at Carefusion, a medical device spin-off of Cardinal Health specializing in dispensing ventilation, infusion systems and interventional specialties, where he was responsible for developing and leading global operations and supply chain organization. Mr. Ryding’s previous experience also includes various roles with Rolls Royce Aero-Engines, Johnson & Johnson and Smith & Nephew. Mr. Ryding received a Bachelor of Science degree in Mechanical and Products Engineering from the University of Darby and a Master of Science in Manufacturing Systems Engineering from the University of Warwick Business School.
Ms. Scanlan, age 45, joined the Company in March 2017 as Senior Vice President, Human Resources. Prior to joining the Company, Ms. Scanlan served as Corporate Vice President, Human Resources, North America at Novo Nordisk, a global healthcare company specializing in diabetes care, from October 2014 to October 2016. In that role, Ms. Scanlan led all aspects of the organization and people strategy for North America, and served as a key member of the Executive Team. Her responsibilities included organization development as well as change and talent management. Prior to Novo Nordisk, from October 2007 to October 2014, Ms. Scanlan held various human resources leadership roles at Campbell Soup Company, a global producer of prepared and fresh foods and beverages, where she was responsible for HR in the International Business and Corporate functions, as well as Global Talent Management and Organizational Effectiveness. Earlier in her career, Ms. Scanlan held HR roles at Bristol-Myers Squibb and DuPont Pharmaceuticals Company and was a consultant at Accenture. Ms. Scanlan received a Bachelor of Arts in Political Science from St. Joseph’s University and a Master of Science in Organizational Dynamics from the University of Pennsylvania.

18 | 2018 Proxy Statement

Compensation Discussion and Analysis
For purposes of the following Compensation Discussion and Analysis (“CD&A”) and executive compensation disclosures, the individuals listed below are referred to collectively as our “Named Executive Officers.” They are our President and Chief Executive Officer, our Executive Vice President, Chief Financial Officer and our three other most highly compensated executive officers, based on fiscal 2018 compensation.

Named Executive Officer	Title
Christopher Simon	President and Chief Executive Officer
William P. Burke	Executive Vice President, Chief Financial Officer
Michelle L. Basil	Executive Vice President, General Counsel
Neil Ryding	Executive Vice President, Global Operations
Jacqueline D. Scanlan	Senior Vice President, Global Human Resources
EXECUTIVE SUMMARY
The Compensation Committee of our Board (the “Compensation Committee” or the “Committee”) has adopted an integrated executive compensation program that is intended to align our Named Executive Officers’ interests with those of our shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking. The Committee has tied a majority of our Named Executive Officers’ compensation to a number of key performance measures that contribute to or reflect shareholder value. Specifically, in addition to a base salary, our Named Executive Officers’ total compensation includes annual short-term incentive compensation that is based on the Company’s attainment of objective pre-established financial performance metrics as well as annual long-term incentive compensation consisting of stock options, restricted stock units ("RSUs"), and performance share units ("PSUs") tied to relative total shareholder return. Our executive compensation program plays a significant role in our ability to attract and retain an experienced, successful executive team.
Fiscal 2018 Business Highlights
During fiscal 2018, we made significant progress in our multi-year turnaround as we focused on reorganizing and transforming our Company in order to position Haemonetics for accelerated growth.  During fiscal 2018, we ramped up a variety of enabling initiatives that were important to the transformation. We executed against our value creation strategies that focus on achieving leading positions in attractive segments, achieving leading positions in our markets and delivering superior performance. Among other things, during fiscal 2018 we implemented our Complexity Reduction Initiative to improve processes and drive productivity to free up resources to invest in growth. We also continued to streamline our operating model by reducing the cost of operations and by optimizing our new product pipeline and manufacturing and supply network, and we sold our SEBRA line of benchtop and hand sealers because it no longer aligned with our long term strategic objectives. During fiscal 2018, we commenced efforts to strategically outsource back-office activities to reduce costs and allow our employees to focus their significant expertise on those activities that make us distinctive. Additionally, our Board authorized a $260 million share repurchase program to help to offset the dilutive impact of recent employee equity grants.  We also benefited slightly from United States tax reform.
The Company’s fiscal 2018 financial results reflect solid underlying performance and exceeded our initial expectations, including:

CONSTANT CURRENCY REVENUE GROWTH	ADJUSTED EARNINGS PER SHARE	FREE CASH FLOW BEFORE RESTRUCTURING AND TURNAROUND	SHAREHOLDER RETURN
1.1%	$1.87	$162 million	80%
Increase over the prior fiscal year	An increase of 22% over the prior fiscal year	An increase of 43% over the prior fiscal year	Increase in share price over the prior fiscal year
For further details of our fiscal 2018 financial results, please see our Annual Report on Form 10-K for the year ended March 31, 2018. Constant currency revenue growth, adjusted earnings per share, and free cash flow before restructuring and turnaround are considered “non-GAAP” financial measures under applicable SEC rules and regulations. A description of these measures and a reconciliation to the most directly comparable GAAP financial measures is provided in Appendix A to this 2018 Proxy Statement.

www.haemonetics.com 19

Fiscal 2018 Compensation Highlights
Our positive financial results for fiscal 2018 directly affected our Named Executive Officers’ compensation. Notably, the Company achieved 121.8% of the adjusted revenue target and 200% of the adjusted EPS target set by the Committee under our fiscal 2018 annual short-term incentive plan, both of which were set at levels above the prior fiscal year results. As a result, the Committee set the overall funding level of the bonus pool applicable to the Named Executive Officers at 160.9% of target funding. For further discussion, see “Annual Short-Term Incentive Compensation” beginning on page 25.
Strong Governance and Pay Practices
We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our shareholders’ long-term interests.
The following chart lists some of the highlights of our program design and pay practices:

WHAT WE DO	WHAT WE DON’T DO
•    Pay for performance, with a significant portion of compensation “at-risk”
•    Maintain robust share ownership guidelines for directors and executive officers
•    Maintain robust clawback provisions that apply to our short-term cash awards and long-term equity awards
•    Conduct an annual risk assessment
•    Consult with an independent compensation consultant
•    Provide for double-trigger change in control benefits

•    No gross-up provisions for excise taxes in change-in-control agreements
•    No hedging of Company stock
•    No pension or post-employment benefit plans for Named Executive Officers
•    No repricing of stock options without shareholder approval

Advisory “Say on Pay” Vote

At our 2017 Annual Meeting of Shareholders, we presented our shareholders with a proposal to approve on an advisory basis the compensation of our Named Executive Officers as disclosed in our 2017 proxy statement. Approximately 99% of the shares voted on this proposal were cast in support of our 2017 executive compensation program. The Compensation Committee will continue to consider the results of shareholder advisory votes and input on executive compensation when making future decisions relating to our executive compensation program and compensation for Named Executive Officers.

At our 2017 Annual Meeting of Shareholders, our shareholders strongly supported an annual “say on pay” vote, consistent with the recommendation of our Board. As a result, the Board decided to hold annual “say on pay” votes.
APPROXIMATELY 99% of the shares voted in support of our 2017 executive compensation program

20 | 2018 Proxy Statement

HOW WE DETERMINE EXECUTIVE COMPENSATION
Executive Compensation Philosophy
The key objectives of our executive compensation philosophy are to:

•	Attract, retain and motivate exceptional leaders dedicated to the success of the organization;

•	Maximize individual and Company performance; and

•	Display a clear correlation between the cost of compensation and pay for performance.
In furtherance of these objectives, the Company has adopted the following practices:

•
Offer market competitive compensation opportunities, targeting median total direct compensation while maintaining maximum flexibility to determine compensation based on the executive’s responsibilities, experiences and performance.

•
Pay for performance through a mix of short- and long-term incentive compensation where above-market performance by the Company is rewarded with above-market compensation and underperformance results in lower compensation.

•	Promote ownership in the Company through stock-based compensation and share ownership guidelines.
Participants in the Compensation Setting Process
COMPENSATION COMMITTEE
The Compensation Committee establishes our executive compensation philosophy, program design and administration rules and is responsible for reviewing and approving the compensation of our Named Executive Officers (subject to the Board’s ratification of CEO compensation). The Committee is comprised solely of independent, non-employee members of the Board. The Committee works closely with both its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. For more information about the Compensation Committee, its members and its duties as identified in its charter, please see “Committees of the Board—Compensation Committee” beginning on page 14 of this Proxy Statement.
INDEPENDENT COMPENSATION CONSULTANT
Our Compensation Committee has retained Frederick W. Cook & Co., Inc. (“FW Cook”), an independent compensation consulting firm, to help facilitate informed decision-making with respect to the Committee’s responsibilities. FW Cook reports directly and exclusively to the Compensation Committee, and neither FW Cook nor any of its affiliates provided other services to the Company or management in fiscal 2018. During fiscal 2018, FW Cook provided to the Compensation Committee, among other services:

•	Expertise-based advice;

•	Research and analytical services (including competitive market data benchmarking and analyses and recommendations on peer group composition);

•	Updates on compensation trends and regulatory developments; and

•	Attendance and participation in meetings of the Compensation Committee.
Prior to engaging FW Cook, the Compensation Committee evaluated FW Cook’s independence and any potential conflicts of interest under relevant SEC Rules and NYSE listing standards and determined that FW Cook satisfied the requirements for independence. The Compensation Committee has sole authority to approve FW Cook’s compensation, determine the scope of its services evaluate its performance, and terminate or continue to retain FW Cook. The Compensation Committee annually reviews its compensation consultant engagement, typically at the beginning of each fiscal year.
MANAGEMENT
During fiscal 2018, certain members of management supported our Compensation Committee with respect to the following, among other things:

•	Recommending performance metrics and goals for Committee review and approval;

•	Presenting financial results measured against performance;

•	Reviewing executive performance and providing leadership competency assessments;

•	Implementing and communicating Compensation Committee decisions; and

•	Providing compensation cost analyses.
No executive officer participates in the deliberations of the Committee regarding his or her own compensation.

www.haemonetics.com 21

Peer Group and Market Data
When reviewing compensation programs for, and setting the compensation of, our Named Executive Officers, the Committee considers the compensation practices of specific peer companies as well as market data from general industry published surveys. For this purpose, the Committee, with the assistance of its independent compensation consultant, FW Cook, selected a peer group consisting of companies within a similarly situated industry (i.e., Healthcare sector and Electronics, Equipment, Instruments and Components industry) and which were of comparable size based on revenue and market capitalization. The Committee reviews this peer group on an on-going basis and modifies it as circumstances warrant. In setting the compensation of our Named Executive Officers, the Committee evaluates each Named Executive Officer’s compensation against the median market data for the respective position. However, the Committee does not strictly tie target compensation to any one type of peer group or survey data, but instead considers all of the sources described above in determining the appropriate level of compensation for each executive.
PEER GROUP FOR SETTING FISCAL 2018 COMPENSATION
During fiscal 2017, the Committee updated the peer group for purposes of setting fiscal 2018 compensation. In conducting its review, the Committee considered companies with similar business characteristics and operations, from both a scale and industry perspective, and that represent companies with whom we compete for talent. The Committee considered potential peers that were of a comparable size based on revenue and market capitalization, generally within the range of one-third to three times our revenue and market capitalization, the company’s location (i.e., publicly-traded companies that operate in the United States), whether we compete with the company for management talent, whether the company is considered a peer by proxy advisory firms, and whether the company reports us as a peer. The Committee also updated the peer group to remove a company impacted by a corporate transaction during the fiscal year. Accordingly, during fiscal 2017, the Committee updated the peer group to remove The Cooper Companies, IDEXX Laboratories, Inc. and ResMed, Inc., due to their differing business characteristics and operations, and MedAssets, Inc., due to a corporate transaction.
The following table sets forth the peer group approved by the Committee in fiscal 2017 for purposes of setting fiscal 2018 compensation along with the financial information and other measures analyzed for each. The table also includes information regarding the Company’s relative position in the peer group in each of the categories. When a position is not reported in the peer group proxies, the Compensation Committee considers aggregated data from a third party survey.

	Revenue	Market Capitalization
Company	(dollars in millions)(1)
Allscripts Healthcare Solutions, Inc.	$1,470	$1,986
Analogic Corporation	$515	$1,149
Bio-Rad Laboratories, Inc.	$2,067	$5,142
Bruker Corporation	$1,619	$3,611
CONMED Corporation	$750	$1,208
* Globus Medical, Inc.	$553	$2,086
Halyard Health, Inc.	$1,578	$1,712
Integer Holdings Corporation	$1,345	$858
Integra LifeSciences Holdings Corp.	$985	$2,873
Masimo Corporation	$672	$3,037
Merit Medical Systems, Inc.	$580	$1,079
Myriad Genetics, Inc.	$748	$1,138
NuVasive, Inc.	$906	$3,193
Nxstage Medical, Inc.	$363	$1,550
PerkinElmer, Inc.	$2,268	$5,558
* Steris plc	$2,588	$5,508
* West Pharmaceutical Services, Inc.	$1,487	$5,834
Haemonetics Corporation	$906	$2,018
Haemonetics Percent Rank	44%	46%

(1)
Revenue is for the trailing four quarters as of December 1, 2016 and market capitalization is calculated as of December 1, 2016. Asterisks represent additions to the Company’s peer group for fiscal 2018.

22 | 2018 Proxy Statement

PEER GROUP FOR SETTING FISCAL 2019 COMPENSATION
During fiscal 2018, the Committee, with the assistance of FW Cook, reviewed and updated our peer group. In conducting its review, the Committee expanded the factors utilized for analysis to better represent the Company’s business after the transformation phase of the Company's turnaround, which was completed in fiscal 2018, and that more appropriately reflected our competitive market for talent. Accordingly, the Committee considered companies that positioned the Company near the median from a revenue, market capitalization, employee count and market capitalization to revenue ratio. In so doing, the Committee, with the assistance of FW Cook, used a filtration methodology that began with companies in the healthcare sector, excluding pharmaceuticals, biotechnology and healthcare services companies. The Committee then considered potential peers that were of a comparable size based on revenue and market capitalization, generally within the range of one-third to three times revenue and market capitalization, whether we compete with the company for management talent, whether the company is considered a peer by proxy advisory firms and whether the company reports us as a peer. Accordingly, during fiscal 2018, the Committee updated the peer group to remove Allscripts Healthcare Solutions, Inc. due to its differing business characteristics and operations and to add Cantel Medical Corp, ICU Medical, Inc., Insulet Corporation and Wright Medical due to their similarities to the Company post-transformation.
The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2019 compensation, along with the financial information and other measures analyzed by the Committee for each. The table also includes information regarding the Company’s relative position in the peer group in each of the categories.

	Revenue	Market Capitalization	Market Capitalization to Revenue Ratio	Employee Count
Company	(dollars in millions)**
Analogic Corporation	$472	$1,046	2.2	1,510
Bio-Rad Laboratories, Inc.	$2,111	$7,102	3.4	8,250
Bruker Corporation	$1,706	$5,360	3.1	6,000
* Cantel Medical Corp	$795	$4,314	5.4	2,337
CONMED Corporation	$778	$1,424	1.8	3,300
Globus Medical, Inc.	$612	$3,961	6.5	1,400
Halyard Health, Inc.	$1,606	$2,163	1.3	12,000
* ICU Medical, Inc.	$1,018	$4,277	4.2	2,803
* Insulet Corporation	$437	$4,015	9.2	640
Integer Holdings Corporation	$1,431	$1,435	1.0	9,800
Integra LifeSciences Holdings Corp.	$1,075	$3,756	3.5	3,700
Masimo Corporation	$756	$4,382	5.8	1,243
Merit Medical Systems, Inc.	$695	$2,169	3.1	4,150
Myriad Genetics, Inc.	$784	$2,378	3.0	2,400
NuVasive, Inc.	$1,029	$2,981	2.9	1,900
Nxstage Medical, Inc.	$383	$1,605	4.2	3,400
PerkinElmer, Inc.	$2,182	$8,060	3.7	8,000
Steris plc	$2,570	$7,440	2.9	12,000
West Pharmaceutical Services, Inc.	$1,566	$7,327	4.7	7,300
* Wright Medical	$720	$2,319	3.2	2,394
Haemonetics Corporation	$892	$3,068	3.4	3,107
Haemonetics Percent Rank	50%	43%	56%	45%

(1)
Revenue is for the trailing four quarters as of December 31, 2017 and market capitalization is calculated as of December 31, 2017. Asterisks represent additions to the Company’s peer group for purposes of setting fiscal 2019 compensation.

www.haemonetics.com 23

Evaluating Executive Performance
The Committee reviews the performance of our Named Executive Officers through our annual performance cycle. No Named Executive Officer participates in the Committee’s discussion regarding their own compensation.

CEO EVALUATION ▼	OTHER NEO EVALUATION ▼
With respect to our CEO, the Chairman of our Board gathers input from all non-executive directors and completes an assessment of the CEO’s performance. The Chairman solicits feedback and assesses our CEO based on the Company’s performance, his individual performance and his interactions with directors. Once the Chairman receives the solicited input, the Chairman reviews all pertinent information with the Committee, which then evaluates the CEO’s performance in light of the goals and objectives relevant to the CEO’s compensation and determines, approves and submits to the Board for ratification the CEO’s compensation.

With respect to the other Named Executive Officers, our CEO assigns a performance rating for each Named Executive Officer, and proposes compensation adjustments where appropriate. The performance rating the CEO assigns to each of the other Named Executive Officers is based on his assessment of such officer’s (i) achievement of individual objectives and goals; (ii) contributions to the Company’s short- and long-term goals and performance; and (iii) leadership competencies and how such officer achieved the applicable goals.

The Committee reviews and discusses the CEO’s performance ratings and compensation recommendations for each other Named Executive Officer and then approves the compensation payable to each other Named Executive Officer.

ELEMENTS OF TOTAL COMPENSATION
When setting compensation for our Named Executive Officers, the Committee focuses on total direct compensation. Total direct compensation includes three major components – base salary, annual short-term incentive compensation and annual long-term incentive compensation – all of which are designed to work together to drive a complementary set of behaviors and outcomes.

•	Base salary. Base salary is intended to compensate for individual technical and leadership competencies required for such officer’s specific position.

•
Annual Short-Term Incentive Compensation. Annual short-term incentive compensation in the form of a market-competitive, performance-based cash bonus is designed to focus our Named Executive Officers on pre-set objectives each year and drive specific behaviors that foster short-term and long-term growth and profitability.

•
Annual Long-Term Incentive Compensation. Annual long-term incentive compensation generally consists of PSUs, stock options and RSUs. Annual long-term incentive compensation is designed to align the interests of Named Executive Officers with the interests of our shareholders in long-term growth, reward executives for shareholder value creation, recognize executives for their contributions to the Company and promote retention.

In addition to receiving direct compensation, our Named Executive Officers also participate in various employee benefit programs, as described in the “Other Benefits” section of this CD&A.
The following chart illustrates, for fiscal 2018, the distribution of value among the three elements of direct compensation for our CEO and, on average, for the other Named Executive Officers. The annual long-term incentive compensation component of this illustration is based on the grant value awarded by the Committee in fiscal 2018 as the annual long-term incentive awards before conversion to the various forms of equity awards (see “Annual Long-Term Incentive Awards” beginning on page 27). The long-term incentive component of this illustration excludes the individual CEO PSU award, which was a one-time award issued to our CEO in fiscal 2018 (for more detail see “Annual Long-Term Incentive Awards” beginning on page 27). As a percentage of total annual compensation, 85% of our CEO’s compensation and, on average, 67% of our other Named Executive Officers’ compensation was variable, either because it was subject to performance goals, the fluctuations of our stock price, or both.

24 | 2018 Proxy Statement

Base Salary
Base salary, which represents 15% of our CEO’s target total compensation and, on average, 33% of target total compensation for other Named Executive Officers, is paid to provide a fixed component of compensation for the technical and leadership competencies required for the respective position. Target base salary varies based on the field in which each executive operates, the scope of the position, the peer-group comparisons for similarly-situated executives, the experience and qualifications needed for the role, the executive’s performance and an assessment of internal equity among Company executives.
When determining the base salaries of our Named Executive Officers for fiscal 2018, the Committee considered the performance of each executive during fiscal 2017 and, specifically with respect to Mr. Burke, Ms. Basil and Ms. Scanlan, their respective tenure with the Company. With respect to Mr. Simon, the Committee considered his strong performance and execution on various initiatives as part of the Company’s turnaround plan. Following completion of the process described above under “Evaluating Executive Performance” (beginning on page 24), the Committee set the following base salaries for our Named Executive Officers for fiscal 2018:

Named Executive Officer	Fiscal 2017 Base Salary	Fiscal 2018 Base Salary	Percent Increase
Christopher Simon	$820,000	$870,000	6.1%
William P. Burke	$475,020	$484,520	2.0%
Michelle L. Basil	$425,000	$426,063	0.3%
Neil Ryding	$432,223	$432,223	—%
Jacqueline D. Scanlan	$375,000	$375,000	—%
Annual Short-Term Incentive Compensation
HOW THE 2018 BONUS PLAN WORKS
Annual short-term incentive compensation supports the Committee's pay-for-performance philosophy and aligns individual goals with Company goals. Under our short-term incentive compensation program for fiscal 2018 (the “2018 Bonus Plan”), Named Executive Officers are eligible for a cash award based on the Company’s attainment of pre-established performance goals. At the beginning of the fiscal year, the Compensation Committee, with input from FW Cook, structured the 2018 Bonus Plan as follows:

•	Fiscal 2018 Performance Goals and Metrics. The Company tied the 2018 Bonus Plan to achievement of the following two performance goals, with an equal 50% weighting for each metric:

◦
Adjusted Revenue. Adjusted revenue, which is intended to reflect organic growth, is calculated on a constant currency basis using foreign currency exchange rates from earlier periods and is adjusted to remove the effect of acquisitions or dispositions that are completed during the fiscal year. The Committee selected adjusted revenue as a performance metric because it is a key component of our annual operating plan and is consistent with our strategic objectives and transformation process.

◦
Adjusted EPS. Adjusted EPS excludes restructuring and turnaround costs, deal amortization expenses, impacts of U.S. tax reform, certain legal and other expenses and non-cash write downs of goodwill and other assets, as well as gains and losses on asset dispositions. In addition, for purposes of calculating attainment of adjusted EPS targets, adjusted EPS excludes the effects of acquisitions and dispositions that are completed during the

www.haemonetics.com 25

fiscal year. The Committee selected Adjusted EPS as a performance metric because it is a key driver of shareholder return and aligns executives with shareholder value creation.
The Compensation Committee set fiscal 2018 growth targets for the 2018 Bonus Plan that exceeded the Company’s fiscal 2017 performance levels. The Committee believed these financial performance goals were achievable, but appropriately challenging, based on market climate and internal budgeting and forecasting.
•Fiscal 2018 Bonus Plan Targets. The Committee set target payout levels for each Named Executive Officer (expressed as a percentage of base salary) based upon competitive market and internal equity considerations, as well as threshold performance requirements to earn a threshold award (50% of target) and maximum performance requirements to earn a maximum award (200% of target). For example, the maximum bonus payout for an individual with a targeted payout level of 50% of annual base salary would be 100% of annual base salary. The 2018 Bonus Plan targets for each Named Executive Officer, which are expressed as a percentage of their base salaries, were as follows:

Named Executive Officer	Fiscal 2018 Target
Christopher Simon	100%
William P. Burke	65%
Michelle L. Basil	60%
Neil Ryding	50%
Jacqueline D. Scanlan	50%
After the close of the fiscal year, the Committee received a report from management regarding Company performance against the pre-established performance goals as well as a recommendation as to an appropriate funding level for the 2018 Bonus Plan pool. The Committee then reviewed the Company’s financial performance against each goal and established the 2018 Bonus Plan pool. After establishing the funding level for the 2018 Bonus Plan pool, the Committee reviewed the individual performance for all Named Executive Officers and issued final awards.
2018 BONUS PLAN TARGETS AND FUNDING
The following table outlines the threshold, target and maximum financial performance goals for the 2018 Bonus Plan, as well as the results achieved:

		Performance Targets			Achievement
Fiscal 2018 Targets(1)	Metric Weighting	Minimum	Target	Maximum	Full Year Results	Target Award (%)
Adjusted Revenue(2)	50.00%	$860.0	$905.2	$950.5	$915.1	121.8%
Adjusted EPS(3)	50.00%	$1.43	$1.59	$1.67	$1.92	200.0%
Payout Percentage		50%	100%	200%		160.9%

(1)	All dollar values are in millions except per share data.

(2)
For purposes of the 2018 Bonus Plan, adjusted revenue, which is intended to reflect organic growth, is calculated on a constant currency basis using foreign currency exchange rates from earlier periods and is adjusted to remove the effect of acquisitions or dispositions that are completed during the fiscal year.

(3)
For purposes of the 2018 Bonus Plan, adjusted EPS excludes restructuring and turnaround costs, deal amortization expenses, impacts of U.S. tax reform, certain legal and other expenses and non-cash write downs of goodwill and other assets, as well as gains and losses on asset dispositions. In addition, for purposes of calculating attainment of Adjusted EPS targets, Adjusted EPS also excludes the effects of acquisitions and dispositions that are completed during the fiscal year.

2018 BONUS PLAN AWARDS AND RESULTS
Based upon the Company’s performance against the established performance goals, with adjusted revenue and adjusted EPS each weighted equally, the Committee set the overall funding level of the 2018 Bonus Plan pool at 160.9% of target funding (Adjusted revenue performance was at 121.8% of target funding and Adjusted EPS performance was at 200% of target funding). Preliminary individual bonus payouts for Named Executive Officers were then calculated based on this overall funding level as well as the targeted payout levels for each Named Executive Officer. The Committee then reviewed the performance of each individual during fiscal 2018, taking into consideration the recommendation of the CEO with respect to Named Executive Officers other than the CEO. The Committee then made adjustments to the preliminary individual bonus payouts in recognition of such officer’s performance during fiscal 2018.

26 | 2018 Proxy Statement

Based on this alignment of performance, total fiscal 2018 short-term incentive payments for our Named Executive Officers are shown below:

Executive	Fiscal 2018 Bonus Target (% Salary)	Fiscal 2018 Bonus Target ($)	Fiscal 2018 Bonus Actual (% Bonus Target)(1)	Fiscal 2018 Bonus Actual ($)
Christopher Simon	100%	$870,000	160.9%	$1,399,830
William P. Burke	65%	$314,938	160.9%	$506,735
Michelle L. Basil	60%	$255,638	160.9%	$411,321
Neil Ryding	50%	$216,112	96.5%	$208,634
Jacqueline D. Scanlan	50%	$187,500	160.9%	$301,688

(1)	Actual percentage rounded to the nearest tenth.
Annual Long-Term Incentive Awards
The Committee uses long-term incentive compensation to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of Named Executive Officers with shareholders by focusing them on long-term growth and stock performance. The Committee views long-term incentives as a significant element of total compensation at the executive level and a critical component of the Company’s executive compensation program.
The Committee believes that the long-term incentives consisting of PSUs, stock options and RSUs were appropriate and essential to attracting and retaining talented executives. The total award value to each Named Executive Officer for the Company’s fiscal 2018 annual equity award was allocated between the following:

•	50% of the award value was allocated to PSUs with performance-based vesting over a three-year vesting period based on relative total shareholder return (“rTSR”);

•	25% of the award value was allocated to stock options with a four-year ratable vesting period; and

•	25% of the award value was allocated to RSUs with a four-year ratable vesting period.
The Committee considered this allocation of long-term incentives to be appropriate, as Company performance is reflected in PSUs and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of time-based RSUs allow the program to support retention throughout a full business cycle.
For the fiscal 2018 PSU awards, the Committee determined that the Company’s rTSR for the three-year performance period from June 6, 2017 through June 5, 2020 relative to the S&P SmallCap 600 and S&P MidCap 400 indices was an appropriate metric for PSUs. These indexes were selected because the Company is a member of the S&P SmallCap 600 but is comparable in market capitalization to companies in the S&P MidCap 400 index.
Depending on the Company’s rTSR performance, the number of shares that may be earned under these PSU awards ranges from 0% to 200% of target, as follows:

rTSR	Percentage of Target Shares Earned
Below 41st percentile	0%
41st to 60th percentile (Threshold)	50% to 99%
61st to 80th of percentile (Target)	100% to 200%
Greater than 80th percentile (Maximum)	Capped at 200%
If the Company experiences negative rTSR during the performance period, the fiscal 2018 PSU award payout cannot exceed the target performance level.
INDIVIDUAL FISCAL 2018 ANNUAL LONG-TERM INCENTIVE AWARDS
When setting annual long-term incentive compensation for Named Executive Officers, the Committee employs the process described in the “Evaluating Executive Performance” section of this CD&A. After the Committee establishes a grant value for each Named Executive Officer’s fiscal 2018 annual long-term incentive award, that value is allocated between PSUs, stock options and RSUs as described above, with the exact number of PSUs and RSUs determined by the average of the high and low trading prices of the Company’s stock on the grant date and the exact number of stock options determined by the applicable Black-Scholes value.

www.haemonetics.com 27

The table below lists the grant value of the fiscal 2018 annual long-term awards granted by the Committee:
FISCAL 2018 ANNUAL LONG-TERM INCENTIVE AWARD VALUES

Named Executive Officer	Grant Value Awarded(1)
Christopher Simon	$4,250,000
William P. Burke	$930,000
Michelle L. Basil	$1,000,000
Neil Ryding	$400,000
Jacqueline D. Scanlan	$470,000

(1)
The award values in this table reflect the values awarded by the Committee while the Summary Compensation Table and the Grants of Plan-Based Awards During Fiscal 2018 table reflect the award value for accounting purposes.

During fiscal 2018, the Committee determined that it would be appropriate to issue an additional individual PSU award valued at $900,000 to Mr. Simon in order to further incentivize him to achieve the financial performance goals that are consistent with the execution of the Company’s business strategy and accelerated growth phase of the Company’s turnaround. Accordingly, for the individual PSU award, the Committee determined that an equal weighting of revenue and adjusted operating margin (i.e., 50% weighting each) during fiscal 2019 were appropriate metrics and established threshold, target and maximum payouts at levels consistent with and necessary to achieve the Company-wide performance goals reflected in the Company’s long-term strategic plan. Depending upon Company performance during the applicable performance period, Mr. Simon’s continued employment through the end of fiscal 2019, and the other terms and conditions set forth in the individual PSU award, the number of shares that may be earned under this PSU award ranges from 0% to 150% of target.
LONG-TERM INCENTIVE AWARD PAYOUTS
During fiscal 2018, the Committee reviewed the performance of the PSU award issued on October 22, 2014, in connection with the Company’s fiscal 2015 annual equity award (“FY15 PSU Award”). The performance metric for the FY15 PSU Award was the Company’s relative total shareholder return as compared to the S&P Healthcare Equipment Index during the performance period that commenced on October 1, 2014 and ended September 30, 2017. To achieve a threshold payment, the Company was required to rank at least in the 41st percentile. After completion of the performance period, the Committee reviewed the Company’s performance and determined that this threshold level had not been attained. Accordingly, the Committee approved no payout under the FY15 PSU Award. Because all of our Named Executive Officers were hired after the issuance of the FY15 PSU Award, none of our Named Executive Officers held the FY15 PSU Award.
Other Benefits
The Company offers retirement and health and welfare benefits, as well as an employee stock purchase plan, to eligible employees, including Named Executive Officers. The Company offers very limited perquisites to executive officers.
RETIREMENT AND HEALTH AND WELFARE BENEFITS
We maintain a tax-qualified defined contribution 401(k) plan, the Haemonetics Corporation Savings Plus Plan, that is available to all eligible United States employees. As part of our overall compensation offering, our health and welfare benefits are intended to be competitive with peer companies. The health and welfare benefits we provide to our Named Executive Officers are offered to all of our eligible United States-based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, critical illness, accident, short- and long-term disability coverage and the employee assistance program. The Company's long-term disability coverage includes supplemental coverage available for eligible employees, including each of our Named Executive Officers, who earn salaries in excess of amounts covered under our base plan.
EMPLOYEE STOCK PURCHASE PLAN
We maintain a broad-based employee stock purchase plan, the Haemonetics Corporation 2007 Employee Stock Purchase Plan (“ESPP”), which provides eligible employees, including Named Executive Officers, with the opportunity to purchase Company shares through payroll deductions. We believe that providing an employee stock purchase plan is consistent with our philosophy that compensation should align the interests of executive officers and shareholders and promote a long-term shareholder perspective. The ESPP is intended to be “qualified” under Internal Revenue Code Section 423 and offers eligible employees the opportunity to purchase Company shares during consecutive offering periods of approximately six months that generally begin with the first of May and November each year. Mr. Simon, Ms. Basil and Ms. Scanlan participated in the ESPP during fiscal 2018.

28 | 2018 Proxy Statement

OTHER COMPENSATION AND POLICIES
Employment, Change in Control and Severance Arrangements
The Company considers a sound and vital management team to be essential. We believe that together, our employment, change in control and severance agreements, which are guided by our compensation philosophy and governance practices, foster stability within our executive leadership team by helping our executives to better focus their time, attention and capabilities on our business and assist the Company in recruiting and retaining key executives. Details about specific arrangements made with our Named Executive Officers are set forth below.
EMPLOYMENT AGREEMENT WITH CHRISTOPHER SIMON
In connection with his appointment as President and Chief Executive Officer in fiscal 2017, Mr. Simon entered into an employment agreement with the Company effective as of May 16, 2016 (the “Employment Agreement”). The Employment Agreement has an initial term of two years and automatically renews for successive one year periods, unless terminated by either party.
The Employment Agreement provides that Mr. Simon will receive an initial base salary of $820,000 with a target performance bonus at 100% of base salary, and a maximum bonus potential of 200% of base salary, based on achievement of select metrics approved by the Compensation Committee. As previously noted, Mr. Simon’s base salary was increased to $870,000 per year effective April 2, 2017. Pursuant to the Employment Agreement, Mr. Simon is also eligible to receive annual equity grants under the Company’s 2005 Long-Term Incentive Compensation Plan, as determined by the Compensation Committee. For a discussion of Mr. Simon’s fiscal 2018 annual short-term incentive compensation see “Annual Short-Term Incentive Compensation” beginning on page 25.
The Employment Agreement also entitles Mr. Simon to participate in all other elements of the Company’s standard employee benefit programs generally available to the Company’s senior executives, to reimbursement of up to $7,000 and $1,500 per month, respectively, in housing and travel expenses during his first 18 months of employment in connection with his relocation to Boston, and to reimbursement of up to $20,000 in legal fees in connection with the enforcement of the Employment Agreement.
Additionally, the Employment Agreement provides that Mr. Simon will be entitled to severance benefits under the terms of separate executive severance and change in control agreements between Mr. Simon and the Company. The terms of Mr. Simon’s severance and change in control agreements with the Company are discussed below.
SEVERANCE AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
In fiscal 2018, our Compensation Committee completed a review of our forms of executive severance agreement and change in control agreement and approved updated forms intended to clarify and strengthen terms and conditions. In November 2017, each of our Named Executive Officers entered into new severance and change in control agreements with the Company based on the updated forms approved by our Compensation Committee, which replaced any previous severance and change in control agreements with the executive. The purpose of these agreements is to provide financial security if there is a loss of employment in certain circumstances (as discussed in detail below) so the executive can better focus his or her time, attention and capabilities on our business. In consideration for these benefits, each executive agrees to a release of claims and customary confidentiality, non-competition and non-solicitation clauses in favor of the Company contained in the agreements.
Severance Agreements. Each agreement provides that if the executive is terminated for reasons other than death, disability or cause or, solely in the case of Mr. Simon, if he resigns due to constructive termination (as such terms are defined in the severance agreement), the executive is entitled to receive the following benefits:

•
An amount equal to (i) for Mr. Simon, two times his base salary payable over a 24-month period and (ii) for our other Named Executive Officers, one times their base salary payable over a 12-month period;

•
An amount equal to the cost of the Company’s portion of the monthly premium for the executive’s medical and dental insurance coverage for a period of (i) two years for Mr. Simon, payable over a 24-month period, and (ii) one year for our other Named Executive Officers, payable over a 12-month period;

•
A pro-rated annual bonus for the year in which the executive was terminated based on the Company’s actual performance during the applicable bonus period and assuming full achievement of any individual performance goals;

•	Outplacement services for up to 12 months; and

•
If any benefit provided under the agreement is subject to excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”), the benefit will either be reduced to the Section 280G cap or paid in full depending on which provides the better after-tax position for the executive.

Each severance agreement (other than Mr. Simon’s, which continues for the duration of his employment as Chief Executive Officer) has an initial term of three years and will automatically renew for successive one year periods, unless terminated by either party.

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Severance benefits payable under each agreement will immediately cease if the executive violates certain confidentiality, non-solicitation and non-competition obligations and, in the event of such violation, the executive will be required to repay to the Company any installments of continued base salary or payments for welfare benefits that were previously paid to the executive under the severance agreement.
To the extent the executive is entitled to severance benefits under a change in control agreement, the executive will not receive any benefits under the severance agreement.
Double-Trigger Change in Control Agreements. Each agreement provides that if a change in control occurs during the term of the agreement and the executive is terminated for reasons other than death, disability or cause (as defined in the change of control agreement) or terminates his or her employment due to constructive termination (as defined in the change in control agreement) within two years after the occurrence of the change in control (this is known as a double trigger), the executive is entitled to receive the following benefits:

•
A lump sum cash payment equal to (i) for Mr. Simon, 2.99 times the sum of his base salary plus target annual short-term incentive compensation and/or any other annual cash incentive award opportunity at the time of termination or change in control (whichever is higher), and (ii) for our other Named Executive Officers, two times the sum of their salary plus target annual short-term incentive compensation and/or any other annual cash incentive award opportunity at the time of termination or change in control (whichever is higher);

•
a lump sum cash payment equal to (i) for Mr. Simon, thirty-six times the cost of the Company’s portion of the monthly premium for the executive’s medical, dental, life and disability insurance coverage, and (ii) for our other Named Executive Officers, twenty-four times the cost of the Company’s portion of the monthly premium for the executive’s medical, dental, life and disability insurance coverage;

•	Outplacement services for up to 12 months;

•
Immediate and full vesting of all time-based equity awards and pro rata vesting of performance-based awards, provided that in the event of a conflict between the terms of the change in control agreement and the terms of an individual equity award with respect to vesting of equity awards upon a change in control, the terms of the individual equity award will control if such award provides more favorable vesting terms than the change in control agreement (for a discussion of change in control terms under our equity awards see “Change in Control and Acceleration in Equity Awards” beginning on page 30); and

•
If any benefit provided under the agreement is subject to excise taxes under Section 280G, the benefit will either be reduced to the Section 280G cap or paid in full depending on which provides the better after-tax position for the executive.

For purposes of the agreements, a change in control is defined as a person or group acquiring 50% or more of the Company’s stock, the sale of substantially all the assets of the Company to an unrelated person, our “Incumbent Board” ceasing for any reason to constitute a majority of the Board, or the consummation of certain mergers, reorganizations, consolidations and share exchanges. Each change in control agreement (other than Mr. Simon’s, which continues for the duration of his employment as Chief Executive Officer) has an initial term of five years and will automatically renew for successive five year periods, unless terminated by either party. Benefits payable under each agreement will immediately cease if the executive violates certain confidentiality, non-solicitation and non-competition obligations and, in the event of such violation, the executive will be required to repay to the Company any cash amounts that were previously paid to the executive under the agreement.

The amount of the estimated payments and benefits payable to our Named Executive Officers, assuming termination or a change in control of the Company as of the last day of fiscal 2018, is shown in the table on page 37 under the heading “Potential Payments upon Termination or Change in Control.”
CHANGE IN CONTROL AND ACCELERATION IN EQUITY AWARDS
Each option award agreement and RSU award agreement provides that if a change in control occurs and the executive is terminated for reasons other than death, disability or cause (as defined in each agreement) or terminates his or her employment due to constructive termination (as such terms are defined in the agreement) within two years after the occurrence of the change in control (i.e., a double trigger), then all unvested stock options and time-based RSUs will immediately vest. Additionally, option and RSU awards will vest in full upon termination of employment due to the executive's death and will continue to vest in accordance with the vesting schedule upon a termination of employment due to the executive's disability (as defined in the award agreement).
PSUs granted for fiscal 2018 provide for “double-trigger” vesting in connection with a change in control. If an executive’s employment is terminated involuntarily without cause or voluntarily for good reason within two years following a change in control, the requirement for vesting will be met and the executive will be entitled to receive the greater of the amount the executive would receive based on performance achieved as of the change in control date and a pro rata portion of the target award amount based on the period of time elapsed during the performance period. PSUs granted prior to fiscal 2018 contain change in control provisions that provide for performance to be measured as of the 30 consecutive trading days preceding the change in control and any share payout is made on or within ten days after the change in control. Additionally, upon a termination of employment due to the executive's death, disability or a qualifying retirement (each as defined in the award agreement), the executive will remain eligible

30 | 2018 Proxy Statement

to receive a pro rata portion of the target award amount at the end of the performance period based on the period of time elapsed during the performance period and achievement of the relevant performance metrics.
Mr. Simon currently holds two PSUs that vest based on the Company’s achievement of certain financial performance metrics. Both provide for double-trigger vesting in connection with a change in control with Mr. Simon being entitled to receive the target value of the PSU award in order to provide a more appropriate retention incentive on a change in control.
A change in control is defined in our equity awards as a person or group acquiring 35% or more of the Company’s stock, a sale of substantially all the assets of the Company to an unrelated person, and certain mergers, reorganizations, consolidations and share exchanges.
Share Ownership Policy
Our Board believes strongly in aligning the long-term interests of our directors and executives with those of our shareholders. We maintain through our Compensation Committee a share ownership policy requiring that our Chairman, all other non-employee directors, our Chief Executive Officer and our other Executive Leadership Team members own shares of Haemonetics common stock at or above prescribed levels based on their role at the Company. Specifically, those individuals must comply with the following ownership requirements (expressed as a multiple of annual retainer or base salary) within five years of their respective election as a director, date of hire as an executive officer, or date of appointment to a new role requiring them to maintain a higher level of stock ownership under the policy:

Organizational Role	Share Ownership Requirement	Compliance Status(1)
Non-Employee Directors (Other than Chairman)	5X annual retainer	Compliant (6 members) or within 5-year grace period (2 members)
Chairman of the Board	2X non-employee director dollar threshold	Compliant
Chief Executive Officer	5X base salary	Compliant
Other Named Executive Officers	2X base salary	Within 5-year grace period

(1)	The Compensation Committee reviews executive and director share ownership compliance annually at its October meeting.
The value of shares owned outright, vested “in the money” stock options and both vested and unvested RSUs are used in satisfying the share ownership requirements above. The Compensation Committee may temporarily suspend or permanently remove an individual’s share ownership requirement for hardship due to unforeseen and compelling circumstances.
Clawback Policy
To further align the executive compensation program with the interests of shareholders and our culture of ethical behavior, our annual short-term incentive plan and governance principles include compensation clawbacks that require recoupment of certain short-term and long-term incentive compensation in the form of cash and equity awards paid to an executive officer if, as a result of such executive officer’s misconduct, the Company is required to make an accounting restatement due to material non-compliance with any financial reporting requirement under the securities laws, or if such executive officer violates the Company’s Code of Business Conduct.
RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS
At the Compensation Committee’s direction, representatives of the Company’s human resources department conducted a risk assessment of the Company’s compensation programs and practices during fiscal 2018. This risk assessment consisted of a review of cash and equity compensation provided to Company employees, with a focus on compensation payable to senior executives and incentive compensation plans which provide variable compensation to other Company employees based upon Company and individual performance. The Compensation Committee reviewed the findings of this assessment and agreed with the conclusion that our compensation programs are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not create risk that is reasonably likely to have a material adverse effect on the Company. The following characteristics of our compensation programs support this finding:

•	Our use of different types of compensation vehicles that provide a balance of short- and long-term incentives with fixed and variable components;

•	Our practice of capping awards to limit windfalls;

•	Our practice of looking beyond results-oriented performance in assessing the contributions of a particular executive;

•	Our share ownership guidelines; and

•	Our clawback policy applicable to our incentive plans.

www.haemonetics.com 31

IMPACT OF TAX ACCOUNTING ON COMPENSATION
Deductibility of Compensation
Although the Company has not adopted a formal policy, the Compensation Committee generally seeks to compensate the executive team with payments that are intended to be deductible under the Internal Revenue Code. However, in some cases, other important considerations may outweigh tax considerations. Accordingly, the Compensation Committee retains the discretion to grant awards that do not meet the deductibility requirements.
For fiscal year 2018, Section 162(m) of the Internal Revenue Code generally limited the deductibility of compensation to $1 million per year for certain named executive officers of the Company, unless compensation in excess of the limit qualified as performance-based compensation. Base salaries, time-vested RSUs and bonuses that were not subject to the achievement of pre-established performance goals did not qualify as performance-based compensation, and were generally subject to the deduction limit. For fiscal 2018, we intended for stock options, PSUs and certain annual incentive awards under our short-term annual incentive plan to qualify as performance-based compensation under Section 162(m) of the Code.
Effective for our fiscal years beginning after March 31, 2018, the law has changed such that the deduction limit will be extended to our CFO and the exemption for performance-based compensation will be eliminated. As a result, compensation paid to our Named Executive Officers in excess of the above limit will not be deductible unless the compensation qualifies for transition relief applicable to certain arrangements in effect on November 2, 2017. Because of the lack of guidance on transition relief, we cannot provide any assurance that any compensation arrangements intended to qualify for transition relief will actually receive such treatment.
Stock Based Compensation Expense
The Company began recognizing stock-based compensation expense under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 beginning in April, 2006. In determining the appropriate fiscal 2018 long-term incentive grant levels, the Company sought to balance its long-term incentive goals with the need to reduce shareholder dilution and manage stock compensation expense. To strike this balance the Committee analyzes stock compensation expense as a percentage of revenue and its impact on earnings, and basic and diluted earnings per share.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 for filing with the SEC.
THE COMPENSATION COMMITTEE
Pedro P. Granadillo, Chairman
Robert Abernathy
Susan Bartlett Foote
Mark W. Kroll, PhD
Ellen M. Zane

32 | 2018 Proxy Statement

Executive Compensation Tables
The following table summarizes the compensation of our Named Executive Officers for each of the last three fiscal years. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers during fiscal 2018. Messrs. Simon and Burke and Mmes. Basil and Scanlan joined Haemonetics in fiscal 2017, and Mmes. Basil and Scanlan became Named Executive Officers of the Company for the first time in fiscal 2018. Mr. Ryding joined the Company in fiscal 2016 and became a Named Executive Officer of the Company for the first time in fiscal 2017. A description of our compensation policies and practices as well as a description of the components of compensation payable to our Named Executive Officers is included above under “Compensation Discussion and Analysis.”
SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)	Total
Christopher Simon President and Chief Executive Officer	2018	$858,462	$—	$4,396,692	$1,062,497	$1,399,830	$128,315(5)	$7,845,796
	2017	$709,615	$—	$6,205,816	$1,312,552	$698,708	$100,307	$9,026,998
William P. Burke Executive Vice President, Chief Financial Officer	2018	$482,328	$—	$765,142	$232,494	$506,735	$18,049(6)	$2,004,748
	2017	$301,455	$500,000	$1,070,178	$356,249	$210,473	$13,185	$2,451,540
Michelle L. Basil Executive Vice President, General Counsel	2018	$425,818	$150,000	$822,699	$249,999	$411,321	$22,371(7)	$2,082,208

Neil Ryding Executive Vice President, Global Operations	2018	$432,223	$—	$329,081	$99,992	$208,634	$20,688(8)	$1,090,617
	2017	$428,248	$—	$337,942	$112,498	$198,877	$317,431	$1,417,202
Jacqueline D. Scanlan Senior Vice President, Global Human Resources	2018	$375,000	$100,000	$386,638	$117,497	$301,688	$138,327(9)	$1,419,149

(1)
Salaries for fiscal 2018 listed above for Messrs. Simon and Burke and Ms. Basil differ slightly from the fiscal 2018 base salaries discussed in the CD&A because their respective fiscal 2018 salary increases approved by the Compensation Committee took effect in July 2017.

(2)	Represents one-time bonuses payable following completion of the Named Executive Officer's first 90 days of employment.

(3)
Represents the aggregate grant date fair value for, in the case of Stock Awards, time-based RSUs and performance-based PSUs, and in the case of Options Awards, stock options, in each case granted in the respective fiscal years set forth above and calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The grant date fair value of RSUs are calculated using the average of the high and low of the Company’s common stock on the grant date. PSU values were determined based on the expected performance at the time of grant. Except for PSU awards granted to Mr. Simon in fiscal 2018 and fiscal 2017 with performance conditions based on the financial results of the Company and other internal metrics, the Company uses the Monte Carlo model to estimate the probability of satisfying the performance criteria and the resulting fair value of PSU awards with market conditions. If the maximum level of performance is assumed for the PSUs awarded in fiscal 2018, the value of Mr. Simon’s fiscal 2018 PSU awards would be $6,218,422 instead of $3,334,206, Mr. Burke's would be $1,065,332 instead of $532,666, Ms. Basil’s would be $1,145,468 instead of $572,734, Mr. Ryding's would be $458,206 instead of $229,103 and Ms. Scanlan’ s would be $538,342 instead of $269,171. If the highest level of performance is assumed for the PSUs granted in fiscal 2017, the value of Mr. Simon's fiscal 2017 PSU awards would be $9,411,665 instead of $4,892,332, Mr. Burke's would be $1,427,899 instead of $713,950, and Mr. Ryding's would be $450,920 instead of $225,460. The grant date fair value of options is estimated using the Black-Scholes option-pricing model based on the average of the high and low stock prices at the grant date and the weighted average assumptions specific to the underlying options. For a detailed description of the assumptions used to calculate the grant date fair value of our Stock Awards and Option Awards, see Note 16 "Capital Stock" to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

(4)	Represents cash payments under our annual short-term incentive compensation plans for fiscal 2018 and fiscal 2017.

(5)
Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $25,363; (ii) reimbursement of $41,208 for temporary housing and of $50,983 for the payment of taxes on such expenses; and (iii) the Company paid portion of supplemental long-term disability insurance premiums in the amount of $10,761.

(6)	Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $17,588 and (ii) the Company paid portion of supplemental long-term disability insurance premiums.

(7)	Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $19,933 and (ii) the Company paid portion of supplemental long-term disability insurance premiums.

(8)	Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $16,050 and (ii) the Company paid portion of supplemental long-term disability insurance premiums.

(9)
Represents (i) the Company's matching contributions under our 401(k) savings plan in the amount of $17,319, (ii) reimbursement of $119,501 in expenses related to Ms. Scanlan's relocation to the Boston area, including $13,140 for temporary housing, $65,225 for moving and closing costs and $41,136 for the payment of taxes on such expenses; and (iii) the Company paid portion of supplemental long-term disability insurance premiums.

www.haemonetics.com 33

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2018
The following table summarizes all plan-based award grants to each of the Named Executive Officers during Fiscal Year 2018.

Name	Grant Date	Estimated Future Payouts Under Non-Equity incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units(3) (#)	All other Option Awards: Number of Securities Underlying Option(4) (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Closing Market Price(4)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher Simon		$435,000	$870,000	$1,740,000
	6/6/2017				25,516	51,032	102,064	25,516	104,516	$41.64	$41.47	$4,559,209
	7/26/2017				11,321	22,641	33,962			$39.75	$39.58	$899,980
William P. Burke		$157,469	$314,938	$629,876
	6/6/2017				5,583	11,167	22,334	5,583	22,870	$41.64	$41.47	$997,636
Michelle L. Basil		$127,819	$255,638	$511,276
	6/6/2017				6,003	12,007	24,014	6,003	24,592	$41.64	$41.47	$1,072,698
Neil Ryding		$108,056	$208,634	$432,223
	6/6/2017				2,401	4,803	9,606	2,401	9,836	$41.64	$41.47	$429,073
Jacqueline D. Scanlan		$93,750	$187,500	$375,000
	6/6/2017				2,821	5,643	11,286	2,821	11,558	$41.64	$41.47	$504,135

(1)
Represents the threshold, target and maximum annual cash incentive awards under our 2018 Bonus Plan. The threshold amount for each Named Executive Officer is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. If the threshold is not achieved, the payment to the Named Executive Officers would be zero. The target amount is based upon the achievement of the target performance measure listed in “2018 Bonus Plan Targets and Funding” in the CD&A beginning on page 26. The actual amounts earned by each Named Executive Officer are set forth in the Summary Compensation Table on page 26.

(2)
Represents the threshold, target and maximum award amounts for PSU awards issued to our Named Executive Officers during fiscal 2018. The PSU award amounts will be determined based on the Company’s three-year total shareholder return relative to a comparison group consisting of the S&P SmallCap 600 and S&P MidCap 400 Indices, except for Mr. Simon’s PSU grant in July 2017 which will be determined based on the Company’s achievement of certain revenue and adjust operating margin metrics during fiscal 2019. For more information see “Fiscal 2018 Annual Long-Term Incentive Awards Values” in the CD&A beginning on page 28.

(3)	Represents RSUs that vest in annual increments of 25% beginning on the first anniversary of the date of grant.

(4)
Represents option awards that vest in annual increments of 25% beginning on the first anniversary of the date of grant. The exercise price of option awards equals the average of high and low of the Company’s common stock on the grant date, which may be higher or lower than the closing price of the Company’s common stock on the grant date.

(5)
Represents the aggregate grant date fair value for, in the case of Stock Awards, RSUs and PSUs, and in the case of Options Awards, stock options, in each case calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. For a detailed description of the assumptions used to calculate the grant date fair value of our Stock Awards and Option Awards, see Note 16 “Capital Stock” to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

34 | 2018 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below reflects all outstanding equity awards made to each of the Named Executive Officers that were outstanding at the end of Fiscal 2018. Market or payout values are based upon the closing price of $73.16, which was the closing price on the New York Stock Exchange of our common stock on March 29, 2018 (the "Closing Price"), the last trading day of our common stock in fiscal 2018.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested (#)
Christopher Simon	14,053	42,160	(4)	$28.62	6/29/2023
	35,133	105,400	(4)	$28.62	6/29/2023
	—	104,516	(5)	$41.64	6/6/2024
						9,829	(4)	$719,090
						24,572	(4)	$1,797,688
						25,516	(5)	$1,866,751
									26,210	(6)	$1,917,524
									65,525	(3)(4)	$4,793,809
									57,149	(3)(7)	$4,181,021
									51,032	(3)(5)	$3,733,501
									22,641	(8)	$1,656,416
William P. Burke	—	33,695	(9)	$34.21	10/25/2023
	—	22,870	(5)	$41.64	6/6/2024
						7,810	(9)	$571,380
						5,583	(5)	$408,452
									20,827	(3)(9)	$1,523,703
									11,167	(3)(5)	$816,978
Michelle L. Basil	4,872	14,618	(10)	$38.43	3/6/2024
	—	24,592	(5)	$41.64	6/6/2024
						3,660	(10)	$267,766
						6,003	(5)	$439,179
									9,758	(3)(10)	$713,895
									12,007	(3)(5)	$878,432
Neil Ryding	21,655	21,655	(11)	$31.97	10/20/2022
	3,546	10,641	(9)	$34.21	10/25/2023
	—	9,836	(5)	$41.64	6/6/2024
						2,111	(11)	$154,441
						2,466	(9)	$180,413	6,577	(3)(9)	$481,173
						2,401	(5)	$175,657	4,803	(3)(5)	$351,387
Jacqueline D. Scanlan	1,299	3,898	(10)	$38.43	3/6/2024
	—	11,558	(5)	$41.64	6/6/2024
						976	(10)	$71,404
						2,821	(5)	$206,384
									2,602	(3)(10)	$190,362
									5,643	(3)(5)	$412,842

(1)	All stock option awards vest in annual increments of 25% beginning on the first anniversary of the date of grant.

(2)
Represents unvested RSUs, the market value for which was determined by multiplying the Closing Price by the number of RSUs. Each RSU vests in annual increments of 25% beginning on the first anniversary of the date of grant.

(3)
Represents unvested PSUs, the market value for which was determined by multiplying the Closing Price by the number of PSUs assuming 100% achievement of target performance goals. The PSU award amounts will be determined based on the Company's total shareholder return during a three-year performance period relative to a comparison group and vest, if at all, on the last day of the performance period. The last

www.haemonetics.com 35

day of the performance period for grants made in October 2015 is September 30, 2018, for grants made in October 2016 and March 2017 is September 30, 2019, and for grants made in June 2017, except as otherwise noted below, is June 5, 2020. The actual number of shares awarded under a PSU may range from 0% to a maximum of 200% of the target award depending upon the Company’s relative total shareholder return.

(4)	Date of grant is June 29, 2016.

(5)	Date of grant is June 6, 2017.

(6)
Represents a PSU award that was granted on June 29, 2016 with performance conditions based on the financial results of the Company and other internal metrics. The PSU award vests, if at all, on May 10, 2019 and has a maximum potential payout of 150% of the target award.

(7)	Date of grant is August 16, 2016.

(8)
Represents a PSU award that was granted on July 26, 2017 with performance conditions based on the financial results of the Company and other internal metrics. The PSUs award vests, if at all, on March 30, 2019 and has a maximum potential payout of 150% of the target award.

(9)	Date of grant is October 25, 2016.

(10)	Date of grant is March 6, 2017.

(11)	Date of grant is October 20, 2015.
OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED
MARCH 31, 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Christopher Simon	—	—	11,466	$466,027
William P. Burke	11,231	$222,279	2,603	$121,092
Michelle L. Basil	—	—	1,219	$87,646
Neil Ryding	—	—	1,878	$86,615
Jacqueline D. Scanlan	—	—	325	$23,368

(1)	Amounts reflect the difference between the exercise price of the option and the price of the Company’s common stock on the New York Stock Exchange at the time of exercise.

(2)	Amounts reflect the average of the high and low trading price of the Company’s common stock on the New York Stock Exchange on the day the RSU vested.

36 | 2018 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table describes the potential payments upon termination or a change in control for our Named Executive Officers. The material terms of our employment, change of control and severance agreements with our Named Executive Officers and the termination and change in control benefits under our equity awards are discussed above in the Compensation Discussion and Analysis under the sub-heading “Employment, Change of Control and Severance Arrangements” beginning on page 29.

Name	Cash Severance Payment	Continuation of Benefits	In-the-Money Value of Unvested Equity(1)	Other Benefits(2)	Total
Christopher Simon
Voluntary Termination or Termination By the Company for Cause	$—	$—	$—	$—	$—
Death of Executive(3)	$—	$—	$14,250,932	$—	$14,250,932
Involuntary Termination Without Cause or Constructive Termination by Executive (4)	$3,139,830	$1,720	$—	$25,000	$3,166,550
Involuntary Termination (Without Cause) or Termination by Executive for Good Reason following a Change in Control(5)	$5,202,600	$39,233	$30,533,202	$25,000	$35,800,036
William P. Burke
Voluntary Termination or Termination By the Company for Cause	$—	$—	$—	$—	$—
Death of Executive(3)	$—	$3,013,115	$—	$—	$3,013,155
Involuntary Termination Without Cause(4)	$991,255	$16,951	$—	$25,000	$1,033,206
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(5)	$1,598,916	$35,905	$4,708,524	$25,000	$6,368,345
Michelle L. Basil
Voluntary Termination or Termination by the Company for Cause	$—	$—	$—	$—	$—
Death of Executive(3)	$—	$—	$1,989,768	$—	$1,989,768
Involuntary Termination Without Cause (4)	$837,385	$10,078	$—	$25,000	$872,643
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(5)	$1,363,402	$27,946	$3,582,095	$25,000	$4,998,443
Neil Ryding
Voluntary Termination or Termination by the Company for Cause	$—	$—	$—	$—	$—
Death of Executive(3)	$—	$—	$2,126,978	$—	$2,126,978
Involuntary Termination Without Cause(4)	$640,857	$10,078	$—	$25,000	$657,935
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(5)	$1,296,670	$32,345	$2,959,538	$25,000	$4,313,554
Jacqueline Scanlan
Voluntary Termination or Termination by the Company for Cause	$—	$—	$—	$—	$—
Death of Executive(3)	$—	$—	$777,474	$—	$774,474
Involuntary Termination Without Cause(4)	$676,688	$16,951	$—	$25,000	$718,639
Involuntary Termination Without Cause or Termination by Executive for Good Reason following a Change in Control(5)	$1,125,000	$39,829	$1,380,678	$25,000	$2,570,508

(1)	Based upon the price of $73.16, which was the closing price on the New York Stock Exchange of our common stock on March 29, 2018, the last trading day of our common stock in fiscal 2018.

(2)	Represents estimated payments for outplacement services pursuant to our executives' change in control and severance agreements.

(3)	Represents the value of unvested option and RSU awards that accelerated upon the death of the Named Executive Officer.

(4)
Payments and benefits calculated assuming the Named Executive Officer’s employment was terminated by the Company's without cause or, solely in the case of Mr. Simon, upon Mr. Simon's resignation due to constructive termination (as defined in Mr. Simon's severance agreement) on March 31, 2018 and payable as a lump sum.

(5)
Payments and benefits calculated assuming the Named Executive Officer’s employment was terminated by the Company without cause or by the Named Executive Officer for good reason on March 31, 2018 following a change in control and payable as a lump sum. Additionally, In-the-Money-Value of Vested Equity assumes that PSU awards would vest at target award amounts. The actual amount payable under these awards can be determined only at the time of the change in control and may be more or less than the target performance levels based on the terms of the applicable PSU.

www.haemonetics.com 37

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Simon. Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s requirements. For fiscal year 2018, our median employee annual total compensation was $37,515. Our CEO’s annual total compensation was $7,845,796. Accordingly, the ratio of our CEO’s annual total compensation to the median employee’s annual total compensation for our fiscal year 2018 was 209:1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we used the following methodology, material assumptions, adjustments and estimates:

•	We determined that, as of January 1, 2018 (the date chosen for identifying our median employee), our employee population consisted of 3,246 employees worldwide.

•
We used a consistently applied compensation measure to identify our median employee by comparing the base salary and hourly wages actually paid in calendar year 2017 as reflected in our payroll records. To make them comparable, base salaries and wages for newly hired employees who had worked less than a year were annualized.

•
We used all of our worldwide employees, excluding Mr. Simon, in our analysis, and used the currency exchange rate in effect on January 1, 2018 to convert all currencies to U.S. dollars for the comparison. We did not make any cost of living adjustments in identifying the median employee.

•
After we identified our median employee, we combined all of the elements of such employee’s compensation for the Company’s fiscal year ending March 31, 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our fiscal 2018 Summary Compensation Table included in this proxy statement.

Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies in our peer group may not be comparable to the pay ratio reported above, as these other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

38 | 2018 Proxy Statement

ITEM 3—TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm to audit the Company’s financial statements. The Audit Committee is appointing Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2019 and the Board is asking shareholders to ratify the selection of Ernst & Young LLP at the meeting. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company’s shareholders.
Representatives of Ernst & Young LLP are expected to be present at the meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The text of the resolution in respect of Item 3 is as follows:
RESOLVED, that the Company’s shareholders ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 30, 2019.

The Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2019. Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the meeting. Abstentions and broker “non-votes” will not have any effect on this proposal. Management proxy holders will vote all duly submitted proxies FOR ratification unless instructed otherwise.

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Audit Fees and Services
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for the fiscal years ended March 31, 2018 and April 1, 2017:

	Fiscal 2018	Fiscal 2017
Audit Fees(1)	[__]	$2,785,000
Audit—Related Fees(2)	[__]	25,000
Tax Fees(3)	[__]	300,000
All Other Fees(4)	[__]	5,000
Total	[__]	$3,115,000

(1)
Audit fees consisted principally of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits, regulatory filings and consents and other services related to SEC filings, and accounting consultations which relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles.

(2)	Audit-related fees consisted principally of fees related to the audit of the Haemonetics Corporation Savings Plus Plan.

(3)	Tax fees consisted principally of fees paid for assistance with transfer pricing, tax compliance, reporting and planning.

(4)	All other fees consist of aggregate fees billed for the license of technical accounting software.
AUDIT COMMITTEE POLICY FOR PRE-APPROVAL OF SERVICES
The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. All audit and non-audit services performed by the independent registered public accounting firm during the fiscal year ended March 31, 2018 were pre-approved in accordance with this policy.

Audit Committee Report
NATURE OF THE REPORT
The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
AUDIT COMMITTEE FINANCIAL EXPERT
The Board has determined that all Audit Committee members are “financially literate” under the current listing standards of the New York Stock Exchange. The Board has also determined that Mr. Dockendorff, an independent director, qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.
AUDIT COMMITTEE REPORT
The Audit Committee (the “Committee”) is currently comprised of three directors, each of whom meets the applicable independence and experience requirements of the SEC and the New York Stock Exchange, as determined by the Board. The Committee operates under a written charter adopted by the Board.
The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of their activities to the Board regularly. While the Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and for reviewing the Company’s unaudited interim consolidated financial statements. In so doing, it is the responsibility of the Committee to maintain

40 | 2018 Proxy Statement

free and open communication between the Committee, the independent registered public accounting firm, internal auditors and management of the Company. The Committee is also directly responsible for the appointment, termination and the compensation of the independent registered public accounting firm.
The Committee met ten times during fiscal 2018. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal audit function and Ernst & Young LLP. The Committee discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the overall scope and plans for its audits and the Committee regularly met with Ernst & Young LLP without the presence of management. Ernst & Young LLP has unrestricted access to the Committee.
The Committee reviewed and discussed with management and Ernst & Young LLP the Company’s audited financial statements for the fiscal year ended March 31, 2018. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited consolidated financial statements included the independent registered public accounting firm’s judgments about the overall quality of the statements, not just their technical compliance. The Committee focused on the accounting principles used, the reasonableness of significant judgments, management’s evaluation of the effectiveness of the Company’s internal controls - including efforts to remediate a material weakness in the Company’s internal controls over financial reporting relating to our accounting for inventory - and the clarity of disclosures in the Company’s financial statements. The Committee also discussed with Ernst & Young, LLP the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. Ernst &Young LLP provided the Committee with written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, “Independence Discussions with Audit Committees,” as currently in effect, and the Committee discussed with Ernst &Young LLP its independence from our Company.
When considering Ernst & Young LLP’s independence, the Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q was compatible with Ernst & Young LLP maintaining their independence.
Based on the Committee’s review and discussion with management and Ernst & Young LLP and the Committee’s review of the representations of management and the report of Ernst & Young LLP to the Committee, the Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018.
AUDIT COMMITTEE
Charles J. Dockendorff, Chairman
Catherine M. Burzik
Ronald G. Gelbman

www.haemonetics.com 41

ITEM 4— AMENDMENTS TO OUR RESTATED ARTICLES OF ORGANIZATION AND BY-LAWS

Background
We are requesting that our shareholders approve amendments to our Restated Articles of Organization (the “Charter”) and By-Laws to eliminate the super-majority vote requirements identified in this proposal.
At the 2017 annual meeting, our shareholders voted on a non-binding shareholder proposal requesting that the Board take steps to reduce the 80% supermajority voting requirements in the Company’s Charter and By-Laws to a simple majority of votes cast for and against a proposal. In connection with the 2017 annual meeting, our Board determined to make no recommendation either in favor of or opposed to this shareholder proposal and instead expressed a desire to understand the Company’s shareholders’ views on this issue and to complete a comprehensive evaluation of the Company’s corporate governance policies and practices prior to reaching its final viewpoint. The shareholder proposal received the support of approximately 84% of the shares voting on the proposal (73.5% of the issued and outstanding shares) at the 2017 annual meeting.
After the 2017 annual meeting, the Board, under the leadership of the Governance and Compliance Committee, undertook a comprehensive evaluation of the Company’s corporate governance policies and practices in light of legal and regulatory requirements and evolving best practices suggested by recognized governance authorities (for additional details of the evaluation see “Governance Highlights—Best Practices” beginning on page 6). Among other things, the Board gave careful consideration to the potential ramifications to the Company and its shareholders of either eliminating or maintaining the 80% supermajority vote requirements in the Charter and By-Laws. On balance, the Board believes that the Massachusetts General Laws, other provisions in the Charter and By-Laws, our existing corporate governance practices, and the adoption of a “majority of outstanding shares” voting standard for those Charter and By-Law provisions discussed below will adequately protect the Company’s shareholders.
The Board considered a voting standard requiring a simple majority of votes cast for or against a proposal but was concerned this standard would leave the Company more vulnerable to a single shareholder or small group of shareholders implementing significant corporate governance changes. For example, under a simple majority standard, if only 50.1% of the shares entitled to vote on a matter are present at a meeting of shareholders (which is enough to establish a quorum), as little as 25.1% of the Company’s total voting power could implement governance changes, approve significant transactions, or approve a number of other amendments or corporate actions that could negatively impact the Company and its shareholders. The Board believes a “majority of outstanding shares” standard is most appropriate for the Company and its shareholders, will enhance corporate governance and will enable our Board to pursue long-term corporate strategies for the benefit of its shareholders overall, as compared to a simple majority of votes cast standard.

Summary of Proposed Amendments to Charter and By-Laws
CHARTER.
Article 6 of the Charter currently requires the affirmative vote of 80% of the outstanding shares entitled to vote in order for shareholders to take any of the following actions:

(i)	Change or repeal provisions relating to the classified structure of the Board (Article 6, Section II);

(ii)
Change or repeal provisions relating to the approval of mergers, asset sales, and certain other business transactions with “interested stockholders” (generally, holders of more than 10% of the outstanding shares of common stock) (Article 6, Section IV.(F)); or

(iii)
Approve such mergers, asset sales and certain other business transactions with “interested stockholders,” unless (a) the transaction is approved by a majority of directors who are not affiliated with the interested stockholder and who were directors before the interested stockholder became an interested stockholder; or (b) the shareholders receive “fair market value” for their holdings and other procedural requirements are met (Article 6, Section IV.(A)).

This proposal would approve the amendment of the Charter provisions described in clauses (i) and (ii) above by reducing the approval required to change or repeal such provisions to a majority of the outstanding shares entitled to vote. If approved, we will reflect these changes in a Certificate of Amendment to our Charter to be filed with the Secretary of the Commonwealth of The Commonwealth of Massachusetts following the meeting.

42 | 2018 Proxy Statement

This proposal would not alter the requirement described in clause (iii) above, commonly referred to as a “fair price” provision, that at least 80% of the outstanding shares entitled to vote approve mergers, asset sales and certain other business transactions with interested shareholders, subject to certain exceptions as set forth above. Different from Delaware law, under Massachusetts law (where we are incorporated), the applicability of “fair price” statutory provisions is contingent, among other things, upon either at least 10% of shareholders of record residing within Massachusetts or more than 10% of issued and outstanding shares being owned of record by residents of Massachusetts. Given our diverse shareholder base, we cannot be certain that this statutory requirement would be met. However, our Board believes that there is value to encouraging persons or firms making unsolicited takeover proposals to negotiate directly with the Board, providing the Board with increased leverage in the exercise of its fiduciary duties and some level of protection to all shareholders against the self-interested actions of a few large investors, including business transactions that may be inadequately priced, unfair, coercive or otherwise not in the best interests of all of the shareholders. Accordingly, we are not seeking the amendment of the “fair price” provision contained in our Charter.
BY-LAWS.
Articles III and XXXII of the By-Laws currently require the affirmative vote of 80% of the outstanding shares entitled to vote in order for shareholders to take any of the following actions:

(i)	Call a special meeting of shareholders (Article III);

(ii)	Change or repeal the following provisions of the By-Laws (Article XXXII):

(a)	Article II (Annual Meeting of Shareholders), which sets forth rules for conducting the annual shareholders meeting, including the submission of shareholders proposals;

(b)	Article VIII (Board of Directors), which sets forth rules for, among other things, the manner of electing directors and setting the size of the Board; and

(c)	Article XVIII (Resignations and Removals), which sets forth requirements for the resignation and removal of directors.
This proposal would approve the amendment of the By-Law provisions described in (i) and (ii) above by reducing the approval required to take such actions to a majority of the outstanding shares entitled to vote.
The full text of the proposed Charter amendments and By-Law amendments are attached to this Proxy Statement as Appendix B and Appendix C, respectively, with additions of text indicated by underlining and deletions of text indicated by strike-outs.

Our Board recommends that you vote FOR the approval of the amendments to our Charter and By-Laws as set forth above. The affirmative vote by the holders of at least 80% of the shares outstanding as of the record date in person or by proxy on this matter is required for the approval of this proposal. Abstentions and broker non-votes will have the same effect on the result of this vote as votes against the proposal.

www.haemonetics.com 43

ITEM 5—SHAREHOLDER PROPOSAL TO ELECT EACH DIRECTOR ANNUALLY
Mr. William Steiner, c/o Komlossy Law, PA, 4700 Sheridan Street, Suite J, Hollywood, Florida 33021, the beneficial owner of no less than 100 shares of the Company’s common stock, has submitted a proposal for consideration at the Annual Meeting. In accordance with SEC rules, we have set forth below the shareholder proposal verbatim as we received it, along with a supporting statement from the shareholder proponent, for which we accept no responsibility. The shareholder proposal is required to be voted upon at the meeting only if properly presented at the meeting. As an advisory vote, the results of this vote will not be binding on the Board or the Company.
After careful consideration, our Board recommends a vote AGAINST this proposal for the reasons set forth following the shareholder proposal.

Shareholder Proposal
Proposal 5 – Elect Each Director Annually
RESOLVED, shareholders ask that our Company take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year. Although our company can adopt this proposal topic in one-year and the proponent is in favor of a one-year implementation, this proposal allows the option to phase it in over 3-years. It is critical to this proposal that our Company take all the steps necessary to reorganize the Board of Directors into one class.
Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”
A total of 79 S&P 500 and Fortune 500 companies, worth more than $ One trillion dollars, also adopted this important proposal topic since 2012. Annual elections are widely viewed as a corporate governance best practice. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value.
The 83% of shareholders who voted yes in 2017 for another governance improvement proposal topic like this (Simple Majority Vote charter and bylaw provisions) should be thanked.
Adoption of this topic is another low hanging fruit governance item (like the 83% topic) that will cost our company virtually nothing to adopt – yet can create an incentive for management to improve company performance. For instance it will give Charles Dockendorff an incentive to see if he do better than get 10-times as many negative director votes than Christopher Simon.
The 83% shareholder approval on a related topic is a potential sign that shareholders are ready for other low hanging fruit governance improvement items. Hopefully management will ride this wave.
When one proposal receives 83% support then other related topics may be expected to at least receive a 51% vote. For instant (sic) the following topics:
Enable 10% of shareholders to call a special meeting.
Enable shareholders to act by 51% written consent.
Allow shareholders to vote on bylaw changes.
Please vote for this one step to incentivize management to enhance Haemonetics performance:
Elect Each Director Annually – Proposal 5.

44 | 2018 Proxy Statement

Board Response to Shareholder Proposal
Our Board recommends a vote AGAINST the shareholder proposal requesting that we take necessary steps to declassify our Board. Our Board does not believe that declassifying our Board is in the best interest of our Company and our shareholders for the following reasons:
INDEPENDENCE, STABILITY, CONTINUITY AND EXPERIENCE
Our Board is divided into three classes, with each class serving a staggered three-year term. The Board believes that longer director terms enhance the independence of our Board and encourage directors to focus on the long-term best interests of the Company and its shareholders. The ability to undertake and see through to completion long-term initiatives is essential to the Board’s ability to create shareholder value over a sustained period of time. If all of our directors were subject to being replaced every year, they (or their successors in office) may be more susceptible to the potential influence of special and single interest shareholders and “hit-and-run” activists who might have short-term agendas to take actions that are not in the long-term best interests of the Company. A classified board also creates stability and continuity on our Board and ensures that, at any given time, our Board is comprised of experienced directors who are intimately familiar with our business, strategic goals, history and culture, which our Board believes is critical to making decisions that are in the best long-term interests of the Company and its shareholders.
PROTECTS SHAREHOLDER VALUE
The classified board structure reduces the Company’s vulnerability to abusive takeover tactics, such as a highly conditioned offer or an offer for less than fair market value combined with a proxy fight to replace the entire Board at one meeting. Under the current classified board structure, unless a potential bidder successfully conducts a proxy fight at two annual meetings resulting in the replacement of a majority of the Board, the bidder necessarily would have to present its proposal to a Board composed of at least a majority of independent and seasoned directors – directors who are well positioned to consider carefully whether and when to explore a potential change-of-control transaction, weighing the timing of any proposal against the time horizon for the Company’s short- and long-term strategic goals and objectives. Additionally, if the Board determined to explore a proposed change-in-control transaction, it would be better positioned to seek to maximize value for shareholders armed with deep knowledge of the Company’s short- and long-term strategic goals and objectives as developed over an extended time frame. Finally, a classified board structure does not preclude shareholders from gaining representation on the Board given that approximately one-third of the directors stand for election each year.
ACCOUNTABILITY
All directors, regardless of the length of their term, have a fiduciary duty under the law to act in a manner that they believe to be in the best interests of our Company and all of our shareholders. As a result, the classified board structure maintains the same level of accountability as with annual elections of directors. Additionally, we have adopted a policy requiring that any director nominee in an uncontested election who does not receive the favorable vote of at least a majority of votes cast with respect to that nominee tender his or her resignation to the Board for consideration by our Governance and Compliance Committee. For purposes of this policy, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election (including votes to withhold authority and excluding abstentions with respect to that director’s election).
After careful consideration, our Board believes that continuation of our classified board structure is appropriate and in the best long-term interests of our Company and our shareholders.

Our Board recommends that you vote AGAINST the shareholder proposal to elect directors annually. The affirmative vote by the holders of a majority of the votes cast in person or by proxy on this matter is required for the approval of this proposal. Abstentions and broker non-votes will not have any effect on this proposal.

www.haemonetics.com 45

STOCK OWNERSHIP INFORMATION

Equity Compensation Plans
The following table sets forth information as of March 31, 2018 with respect to the shares of common stock that may be issued under our two existing equity compensation plans, the 2005 Long-Term Incentive Plan (the “2005 Plan”) and the 2007 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Available for Future Issuance (Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans approved by security holders	2,003,259(1)	$36.68(2)	6,288,970(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,003,259	$36.68	6,288,970

(1)
Includes 417,714 shares issuable upon the vesting of RSUs, 388,107 shares issuable upon the vesting of PSUs and 1,197,438 options to purchase shares of the Company’s common stock. PSUs have been included at their target value.

(2)
Represents the weighted average exercise price per share of the Company’s non-qualified stock options outstanding at March 31, 2018. The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.

(3)
Represents 4,534,161 shares available for future issuance under the 2005 Long-Term Incentive Compensation Plan and 1,754,809 shares available for purchase under the 2007 Employee Stock Purchase Plan (the “ESPP”). Issuance of RSUs and PSUs reduce the number of shares available for issuance at a ratio of 3.02 shares to 1. RSUs and PSUs have reduced the number of securities available for future issuance based on their maximum issuance value of by 1,261,496 and 2,270,401, respectively. During the purchase period ended April 30, 2018, 44,898 shares of common stock of the Company were subject to purchase pursuant to the ESPP.

For a detailed description of the Company’s equity compensation plans and the assumptions used to calculate the number of unvested PSUs see Note 16 “Capital Stock” to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

46 | 2018 Proxy Statement

Security Ownership of Certain Beneficial Owners, Directors, and Management
The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock by: (i) each person known by the Company to own beneficially more than five percent of the Company’s common stock; (ii) each of the Company’s directors and nominees; (iii) each of the executive officers named in the Summary Compensation Table in this Proxy Statement; and (iv) all directors and executive officers as a group. The information is presented as of May 21, 2018.

Name of Beneficial Owner	Title of Class	Amount & Nature Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc.(3) 55 East 52nd Street New York, New York 10055	Common Stock	6,670,988	12.78%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	Common Stock	5,647,160	10.47%
Wellington Management Group LLP(5) Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	Common Stock	3,594,335	6.88%
Christopher Simon(6)	Common Stock	211,275	*
William P. Burke(6)	Common Stock	7,112	*
Michelle L. Basil(6)	Common Stock	13,911	*
Neil Ryding(6)	Common Stock	36,691	*
Jacqueline Scanlan(6)	Common Stock	6,093	*
Robert Abernathy(6)	Common Stock	—	*
Catherine M. Burzik(6)	Common Stock	4,270	*
Charles J. Dockendorff(6)	Common Stock	25,035	*
Susan Bartlett Foote(6)	Common Stock	16,411	*
Ronald G. Gelbman(6)	Common Stock	76,488	*
Pedro P. Granadillo(6)	Common Stock	52,456	*
Mark W. Kroll, PhD(6)	Common Stock	47,556	*
Richard J. Meelia(6)	Common Stock	47,704	*
Ellen M. Zane(6)	Common Stock	—	*
All executive officers and directors as a group (14 persons)(6)	Common Stock	545,002	1.04%

*	Less than 1%

(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)
Applicable percentage ownership as of May 21, 2018 is based upon 52,206,831 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our common stock subject to options currently exercisable or exercisable within 60 days after May 21, 2018 and RSUs that vest within 60 days after May 21, 2018 are deemed outstanding for computing the percentage ownership of the person holding such options and RSUs, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 19, 2018. The Schedule 13G/A indicates that, as of December 31, 2017, BlackRock, Inc. had sole voting power over 6,563,291 shares, sole dispositive power over 6,670,988 shares and shared voting and dispositive power over 0 shares.

(4)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by the Vanguard Group on April 10, 2018. The Schedule 13G/A indicates that, as of Marcy 29, 2018, the Vanguard Group had sole voting power over 94,217

www.haemonetics.com 47

shares, shared voting power over 7,156 shares, sole dispositive power over 5,550,131 shares and shared dispositive power over 97,029 shares.

(5)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by the Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP Wellington Management Company LP on February 8, 2018. The Schedule 13G/A indicates that, as of December 29, 2017, each reporting person had sole voting power and sole dispositive power over 0 shares, that Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each had shared voting power over 2,299,274 shares and shared dispositive power over 3,792,684 shares, and that Wellington Management Company LLP had shared voting power over 2,204,981 shares and shared dispositive power over 3,594,335 shares.

(6)
Includes shares that may be acquired upon the exercise of options exercisable within 60 days of May 21, 2018, unvested RSUs vesting within 60 days of May 21, 2018 and, in the case of our Named Executive Officers, unvested PSUs vesting within 60 days of May 21, 2018 as follows:

Name of Beneficial Owner	Stock Options Exercisable Within 60 Days of May 21, 2018	Unvested RSUs Exercisable Within 60 Days of May 21, 2018	Unvested PSUs Exercisable Within 60 Days of May 21, 2018
Christopher Simon	124,501	17,846	—
William P. Burke	5,717	1,395	—
Michelle L. Basil	11,020	1,500	—
Neil Ryding	27,660	600	—
Jacqueline Scanlan	4,188	705	—
Robert Abernathy	—	—	N/A
Catherine M. Burzik	—	—	N/A
Charles J. Dockendorff	12,180	—	N/A
Susan Bartlett Foote	—	—	N/A
Ronald G. Gelbman	25,122	—	N/A
Pedro P. Granadillo	25,122	—	N/A
Mark W. Kroll, PhD	25,122	—	N/A
Richard J. Meelia	25,122	—	N/A
Ellen M. Zane	—	—	N/A
All executive officers and directors as a group (14 persons)	285,754	22,046	—

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who own more than 10% of the Company’s common stock to file with the SEC reports concerning their ownership of the Company’s common stock and changes in such ownership. To our knowledge, based upon a review of copies of reports filed with the SEC with respect to the fiscal year ended March 31, 2018 and written representations by our directors and officers that no other reports were required with respect to their transactions, during the fiscal year ended March 31, 2018, all reports required to be filed under Section 16(a) by our directors and officers and persons who were beneficial owners of more than 10% of our common stock were timely filed, with the exception of a late Form 4 filed by the Company on behalf of each of Christopher Simon, William P. Burke, Neil Ryding and Daniel Goldstein to report non-discretionary "sell to cover" transactions or shares netted upon vesting, in each case to satisfy tax withholding obligations in connection with the vesting of certain restricted stock units previously reported in Form 4 filings.
.

48 | 2018 Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why am I receiving these materials?
The Company is making this Proxy Statement, the Company’s 2018 Annual Report to Shareholders and other meeting materials available to you on the Internet or, upon your request, sending printed or electronic versions to you (by mail or email, respectively) because the Board is soliciting your proxy to vote at the 2018 Annual Meeting of Shareholders to be held on July 26, 2018 at 8:00 A.M., Eastern Time, at the Company’s registered office, 400 Wood Road, Braintree, MA 02184, and at any adjournment(s) or postponements thereof. You are invited to attend the meeting and are requested to vote on the proposals described in this Proxy Statement.
Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about June __, 2018, we will mail to our shareholders of record (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and 2018 Annual Report to Shareholders. All shareholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.

What is the purpose of the meeting?
At the 2018 Annual Meeting of Shareholders, shareholders will vote upon matters that are summarized in the formal meeting notice. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read this Proxy Statement, the 2018 Annual Report to Shareholders and the other meeting materials carefully.

Who can vote?
Our Board has fixed the close of business on May 21, 2018 as the record date. Accordingly, only holders of record of our common stock $0.01 par value per share, as of the close of business on the record date will be entitled to notice of, and to vote at, the 2018 Annual Meeting of Shareholders or any adjournment(s) or postponement(s) thereof. As of the record date, an aggregate of 52,206,831 shares of our common stock were issued and outstanding, held by 156 holders of record. The holders of our common stock are entitled to one vote per share on any proposal presented at the meeting.

What items am I voting on?
Shareholders will vote on the following items at the meeting:

1.	To elect the three director nominees named in the proxy statement as Class I directors with terms expiring in 2021 (Item 1);

2.	To approve, on an advisory basis, the compensation of our named executive officers (Item 2);

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2019 (Item 3);

4.	To approve amendments to the Company’s Restated Articles of Organization and By-Laws to reduce certain super-majority voting requirements to a majority voting standard (Item 4);

5.	To consider a shareholder proposal to elect each director annually, if properly presented at the meeting (Item 5); and

6.	To transact such other business as may properly come before the meeting.

www.haemonetics.com 49

What are the recommendations of the Board?
Our Board recommends that you vote your shares:

•	FOR each of the nominees for director (Item 1);

•	FOR the approval of the advisory vote to approve the compensation of our Named Executive Officers (Item 2);

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2019 (Item 3);

•	FOR the proposed amendments to the Company’s Restated Articles of Organization and By-Laws to reduce certain super-majority voting requirements to a majority voting standard (Item 4); and

•	AGAINST the shareholder proposal to elect each director annually, if properly presented at the meeting (Item 5).

How do I vote my shares?
You may vote in person or by proxy at the 2018 Annual Meeting of Shareholders. Your execution of a proxy will not in any way affect your right to attend the meeting and vote in person.
If you are a shareholder of record (i.e., if you hold shares that are directly registered in your own name), there are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you requested printed copies of proxy materials by mail, you may vote by proxy via telephone by calling the toll free number found on the proxy card.

•
By Mail. If you requested printed copies of proxy materials by mail, you may vote by proxy via mail by filling out the proxy card (you must be sure to complete, sign and date the proxy card) and returning it in the envelope provided.

•
In Person. You may vote in person at the 2018 Annual Meeting of Shareholders. We will provide you with a ballot when you arrive. Shareholders who plan to attend the meeting must present valid photo identification. Shareholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by Internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares. Although most banks, brokers and other holders of record also offer Internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from the bank, broker, or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
Even if you plan to attend 2018 Annual Meeting of Shareholders, we encourage you to vote in advance using one of the voting methods described above so that your vote will be counted if you later decide not to attend the meeting. Directions to the meeting may be obtained by contacting Investor Relations at (781) 848-7100. You may also contact us in writing at the following address: Haemonetics Corporation, 400 Wood Road, Braintree, Massachusetts 02184, Attention: Investor Relations.

Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the 2018 Annual Meeting of Shareholders by: (1) filing with our Corporate Secretary a written notice of revocation, (2) executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary or (3) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the meeting, you may change your vote by attending the meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary, Haemonetics Corporation, 400 Wood Road, Braintree, Massachusetts, 02184 at or before the final vote at the meeting.

50 | 2018 Proxy Statement

What vote is required to approve each proposal and how are votes counted?
Election of Directors (Item 1) will be determined by a plurality of the votes cast by shareholders entitled to vote at the meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the meeting will be elected as directors. However, under a policy adopted by the Board, in an uncontested election, any nominee for director who does not receive the favorable vote of at least a majority of the votes cast with respect to such director is required to tender his or her resignation to the Board, which will consider whether to accept the resignation. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. If any nominee for director in this election receives a greater number of votes “withheld” than votes “for”, then within 90 days after the certification of the election results, the remaining members of our Board shall, through a process managed by the Governance and Compliance Committee and excluding the director nominee in question, determine whether to accept such resignation. The determination of the Board will be publicly disclosed by press release and the filing of appropriate disclosure with the SEC.
Approval of Item 2, Item 3 and Item 5 require the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the meeting.  Approval of Item 4 requires the affirmative vote of at least 80% of outstanding shares of common stock. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are disregarded for purposes of determining whether any of the proposals have been approved.
Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.
One of the proposals before the meeting this year is deemed a “routine” matter, namely the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending March 30, 2019 (Item 3), which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Item 1), the non-binding advisory vote to approve executive compensation (Item 2), the approval of amendments to our Charter and By-Laws (Item 4) and the shareholder proposal to elect directors annually (Item 5) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker “non-vote” will occur.

Where can I find the results of the meeting?
The preliminary voting results will be announced at the 2018 Annual Meeting of Shareholders. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the meeting.

How do I request to receive proxy materials electronically or in hard copy?
The Notice will provide you with instructions regarding the method of delivery for future proxy materials. Choosing to access our proxy materials via the Internet or to receive future proxy materials by email will reduce the impact of our meetings on the environment as well as decrease the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. If you hold your stock through a bank, broker or other holder of record and you would like to receive future proxy materials electronically, please refer to the information provided by that entity for instructions on how to elect this option.
If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

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ADDITIONAL INFORMATION

Solicitation of Proxies
The Company will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of the Company, without extra compensation, may solicit proxies personally or by mail, telephone, email, fax, telex, telegraph or special letter.
The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $20,000 in total. The Company will bear these costs.

Shareholder Proposals for Next Year's Annual Meeting
Pursuant to Rule 14a-8 promulgated under the Exchange Act, some shareholder proposals may be eligible for inclusion in the proxy statement for the Company’s 2019 Annual Meeting of Shareholders. In order for a shareholder proposal to be considered timely for inclusion in the Company’s proxy statement for the 2019 Annual Meeting of Shareholders, the written proposal must be received by the Company Secretary at the Company’s registered office, Haemonetics Corporation, 400 Wood Road, Braintree, Massachusetts 02184, no later than February 11, 2019.
Under our By-Laws, if a shareholder wishes to present a proposal or wants to nominate candidates for election as directors at our 2019 Annual Meeting of Shareholders, such shareholder must give written notice to the Corporate Secretary of the Company at the address noted above. The Secretary must receive such notice not earlier than 120 day prior to the one year anniversary of the date of the 2018 Annual Meeting of Shareholders and not less than 90 days prior to the one year anniversary of the date of the 2018 Annual Meeting of Shareholders; provided, however, that in the event that the 2019 Annual Meeting of Shareholders is called for a date that is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, notice must be received by the Corporate Secretary not earlier than 120 days prior to the 2019 Annual Meeting and not later than 90 days prior to such meeting, or the 10th day following the day on which public announcement of the 2019 Annual Meeting was made. Our By-Laws also specify requirements as to the form and content of a shareholder’s notice. The Company will not entertain any proposals or nominations that do not meet those requirements. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.

Other Matters
Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the proxy holders named in the enclosed proxy card will vote in accordance with their best judgment.

Incorporation by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

52 | 2018 Proxy Statement

Financial Matters and Form 10-K
WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM
10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HAEMONETICS CORPORATION, 400 WOOD ROAD, BRAINTREE, MASSACHUSETTS 02184. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE INVESTOR RELATIONS PAGE ON THE COMPANY'S WEBSITE: WWW.HAEMONETICS.COM.

Delivery of Documents to Shareholders Sharing an Address
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials and, if applicable, hardcopies of the proxy materials. This means that only one copy of the Notice or hardcopy proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the Notice or hardcopy proxy materials to you upon request if you call or write to Investor Relations, Haemonetics Corporation, 400 Wood Road, Braintree, Massachusetts 02184, (781) 848-7100. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
By Order of the Board of Directors
Michelle L. Basil
Secretary
Braintree, Massachusetts
June __, 2018

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 26, 2018: This Proxy Statement and the Company’s Annual Report to Shareholders for the fiscal year ended March 31, 2018 are available at www.edocumentview.com/HAE.

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APPENDIX A

Non-GAAP Financial Reconciliation
This Proxy Statement contains financial measures and guidance which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets, and forecast future results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with U.S. GAAP.
In this Proxy Statement, supplemental non-GAAP measures have been provided to assist shareholders in evaluating the performance of the Company’s core operations. When used in this release, constant currency measures the change in revenue between the current and prior year periods using a constant currency conversion rate. Adjusted EPS excludes restructuring and turnaround costs, deal amortization expenses, impacts of U.S. tax reform, certain legal and other expenses and non-cash write downs of goodwill and other assets, as well as gains and losses on asset dispositions. Our restructuring and turnaround costs for the periods reported are principally related to employee severance and retention, program management, implementation of outsourcing initiatives, accelerated depreciation and other costs associated with the fiscal 2018 Complexity Reduction Initiative launched on November 1, 2017. Free cash flow before restructuring and turnaround is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are included below.

54 | 2018 Proxy Statement

RECONCILIATION OF CONSTANT CURRENCY REVENUE GROWTH FOR YEAR-TO-DATE FY18 AND FY17
(Data in thousands)

	Year Ended
	3/31/2018	4/1/2017	Reported growth	Currency impact	Constant currency growth
	(unaudited)
Net revenues	$903,923	$886,116	2.0%	0.9%	1.1%
RECONCILIATION OF ADJUSTED EARNINGS PER SHARE FOR YEAR-TO-DATE FY18 AND FY17
(Data in thousands except per share data)

	Year Ended
	3/31/2018	4/1/2017
	(unaudited)
GAAP net income (loss)	$45,572	$(26,268)
Restructuring and turnaround costs	44,125	34,316
Impairment of assets	1,941	73,353
Deal amortization	26,013	27,107
Gain on divestiture	(8,000)	—
Legal charges (1)	3,011	—
Tax impact associated with adjustments	(14,598)	(29,192)
Tax reform impact	1,988	—
Adjusted net income	$100,052	$79,316
GAAP net income (loss) per common share	$0.85	$(0.51)
Adjusted items after tax per common share assuming dilution	1.02	2.04
Adjusted net income per common share assuming dilution	$1.87	$1.53

(1)	Reflects net impact of proposed settlement charges associated with the fiscal 2017 voluntary whole blood collection kits recall.

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RECONCILIATION OF FREE CASH FLOW BEFORE RESTRUCTURING AND TURNAROUND FOR YEAR-TO-DATE FY18 AND FY17
(Data in thousands)

	Year Ended
	3/31/2018	4/1/2017
	(unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$45,572	$(26,268)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	89,247	89,733
Gain on divestiture	(8,000)	—
Stock-based compensation expense	13,025	9,150
Impairment of assets	2,673	75,348
Provision for losses on accounts receivable and inventory	2,639	11,381
Change in other non-cash operating activities	(1,294)	(5,423)
Change in accounts receivable, net	5,087	3,155
Change in inventories	14,385	(1,552)
Change in other working capital	57,016	4,214
Net cash provided by operating activities	220,350	159,738
Free Cash Flow Reconciliation:
Cash provided by operating activities	$220,350	$159,738
Capital expenditures, net of proceeds from sale of property, plant and equipment	(72,041)	(73,313)
Free cash flow after restructuring and turnaround costs	$148,309	$86,425
Restructuring and turnaround costs	18,731	35,231
Tax benefit on restructuring and turnaround costs	(5,232)	(8,607)
Free cash flow before restructuring and turnaround costs	$161,808	$113,049

56 | 2018 Proxy Statement

APPENDIX B

Amendments to Restated Articles of Organization
The proposed amendments of our Restated Articles of Organization are set forth below. Text stricken through indicates deletions, and text that is underlined indicates additions.
ARTICLE 6: OTHER LAWFUL PROVISIONS
II. Classified Board of Directors
The second paragraph of Article 6, Section II, which relates to the shareholder vote required to change the Company’s classified board structure, would be amended as follows:

2.
Notwithstanding any other provisions of these Articles of Organization or the By-Laws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the By-Laws of the corporation, the affirmative vote of the holders of at least ~~eighty (80%) percent~~ a majority of the combined voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this Section II.

IV. Vote Required for Certain Business Combinations
Paragraph (F) of Article 6, Section IV, which relates to the shareholder vote required to amend the special approvals need for specified “Business Combinations” with “Interested Stockholders,” would be amended as follows:

(F)
Notwithstanding any other provisions of these Articles of Organization or the By-laws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the By-laws of the corporation, the affirmative vote of the holders of at least ~~eighty (80%) percent~~ a majority of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Provision.

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APPENDIX C

Amendments to By-Laws
The proposed amendments of our By-Laws are set forth below. Text stricken through indicates deletions, and text that is underlined indicates additions.
ARTICLE III
Special Meetings of Shareholders
A Special Meeting of the Shareholders may be called at any time by the President, or by a majority of the directors acting by vote or by written instrument or instruments signed by them. A Special Meeting of Shareholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more shareholders who hold at least (i) ~~eighty percent (80%)~~ a majority in interest of the capital stock of the Corporation entitled to vote at such meeting, or (ii) such lesser percentage, if any, (but not less than forty percent (40%)) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. Such call shall state the time, place, and purposes of the meeting. Only business within the purpose or purposes described in the meeting notice may be conducted at a Special Meeting.
ARTICLE XXXII
Amendments
These By-Laws may at any time be altered, amended or repealed or new By-Laws enacted by the affirmative vote of a majority of the entire Board of Directors (if notice of the proposed alteration or amendment is contained in the notice of the meeting at which such vote is taken or if all Directors are present), except with respect to any provision that by law, the Articles of Organization or these By-Laws requires action by the shareholders, or at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the notice of such meeting).
Notwithstanding anything contained in the preceding paragraph of this Article XXXII to the contrary, either (i) the affirmative vote of the holders of at least ~~eighty percent (80%)~~ a majority of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in election of Directors, voting together as a single class, or (ii) the affirmative vote of the majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of Directors, shall be required to alter, amend, or repeal or adopt any provision inconsistent with Article II, Article VIII, Article XVIII, and this paragraph of this Article XXXII. For purposes of this Article XXXII, the term “Continuing Director” shall have the meaning ascribed to it in Article 6 of the Articles of Organization of the Corporation.

58 | 2018 Proxy Statement

HAEMONETICS®

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on Wednesday, July 25, 2018.

Vote by Internet

- Go to **www.investorvote.com/HAE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each Director Nominee, FOR Proposals 2 through 4 and AGAINST Proposal 5.

1. Election of Class I Directors:

	For	Withhold
01 - Catherine M. Burzik	☐	☐
02 - Ronald G. Gelbman	☐	☐
03 - Richard J. Meelia (Chairman)	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Mark here if you wish to no longer receive paper annual meeting materials and instead view them online. ☐

Meeting Attendance
Mark the box to the right if you plan to attend the meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 3 7 7 6 8 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02URHC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

HAEMONETICS®

REVOCABLE PROXY — HAEMONETICS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
DATE: JULY 26, 2018
TIME: 8:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Richard Meelia and Christopher Simon, and each of them, with full power of substitution, as proxies for the shareholder, to attend the 2018 Annual Meeting of Shareholders of Haemonetics Corporation (the "Company"), to be held at Haemonetics Corporation, 400 Wood Road, Braintree, MA 02184 USA on Thursday, July 26, 2018 at 8:00 A.M., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this proxy and, at their discretion, upon such other matters as may properly come before this meeting.

ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH SHARES IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE, "FOR" PROPOSALS 2 THROUGH 4, AND "AGAINST" PROPOSAL 5.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET, BY TELEPHONE OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)